SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       _________________________________

                                  FORM 8-K

                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): May 6, 2004


                            BUY IT CHEAP.COM, INC.
         -----------------------------------------------------------
            (Exact name of Registrant as Specified in its Charter)


       Delaware                     0-13337              22-2497491
   ------------------------------------------------------------------------
  (State of Incorporation)    (Commission File       (IRS Employer
                               Number)                Identification No.)


               100 Wall Street, 15th Floor, New York, NY 10005
               -----------------------------------------------
                   (Address of principal executive offices)

                              (201) 200-9394
                       -----------------------------
                       Registrant's Telephone Number

                   1800 Bloomsbury Avenue, Ocean NJ 07712
                --------------------------------------------
               (Former Address, if changed since last report)




Item 2   Acquisition or Disposition of Assets

     On May 6, 2004 the Registrant acquired 100% of the outstanding capital stock of Cashtech Investment Limited, a British Virgin Island corporation ("Cashtech"). Cashtech is a holding company which owns 70% of the outstanding capital stock of Heilongjiang ZhongQiang Power-Tech Co., Ltd., a China limited liability company ("ZQ Power-Tech").

     In exchange for ownership of Cashtech, the Registrant issued 9,720,000 shares of its common stock. It also issued 725,503 shares of Series D Preferred Stock. Each share of Series D Preferred Stock is convertible into 100 shares of the Registrant's common stock. At the closing of the acquisition, the Registrant also issued 1,080,000 shares of common stock and 80,610 shares of Series D Preferred Stock to Warner Technology & Investment Limited, which had served as advisor to Cashtech in connection with the transaction.

     The new Board of Directors and majority shareholders of the Registrant have commenced the process of changing the name of the Registrant to
"Advanced Battery Technologies, Inc."   They expect the name change to become
effective near the end of June 2004.


     Security Ownership of Certain Beneficial Owners and Management

     After the acquisition, there were 19,842,582 shares of the Registrant's common stock outstanding and 806,113 shares of Series D Preferred Stock (convertible into 80,611,300 common shares) outstanding - or a total of 100,453,882 common shares outstanding on a fully- diluted basis. The following table sets forth the number of shares beneficially owned by each person who, as of the closing, owned beneficially more than 5% of the Registrant's common stock, as well as the ownership of such shares by each member of the Registrant's Board of Directors and the shares beneficially owned by the new officers and directors as a group.


Name and Address of           Amount and Nature of          Percent
Beneficial Owner              Beneficial Ownership (1)       of Class (1)
--------------------------------------------------------------------------
Zhiguo Fu                         39,119,160                  38.94%
 Heilongjiang ZhongQiang
 Power-Tech Co., Ltd.
 Weiyou Road, Shuangcheng
 Heilongjiang 150100
 People's Republic of China

John C. Leo                        2,000,000(2)                1.95%
 100 Wall Street, 15th Floor
 New York, NY 10006

All directors as a group
 (2 persons)                      41,119,160(2)               40.13%

Warner Technology & Investment
 Corp                              9,141,000                   9.10%
 701 East Linden Avenue
 Linden, NJ 07036

Xiuhua Tang                        8,276,332                   8.24%
 Heilongjiang ZhongQiang
 Power-Tech Co., Ltd.
 Weiyou Road, Shuangcheng
 Heilongjiang 150100
 People's Republic of China
_________________________________________
(1) For purposes of this table all shares of Series D Preferred Stock are treated as having been converted into common shares.

(2) Includes 2,000,000 common shares which the Registrant has contracted to issue to Mr. Leo for services as a member of the Board of Directors when there are sufficient authorized shares.


     Directors and Executive Officers

     This table identifies the officers and the members of the Registrant's Board of Directors after the acquisition. Directors serve until the next annual meeting of shareholders and until their successors are elected and qualify. Officers serve at the pleasure of the Board of Directors.

                                                         Director
Name            Age        Position with the Company     Since
-------------------------------------------------------------------------
Zhiguo Fu       54         Chairman, Chief Executive     2004
                            Officer
John C. Leo     39         Chief Financial Officer,
                            Secretary, Director          2004

     Zhiguo Fu. Mr. Fu organized Heilongjiang ZhongQiang Power-Tech Co., Ltd. in 2002, and has served as its Chairman since then. In January 2004 he and the other shareholders of ZQ Power-Tech contributed 70% of its shares to Cashtech. In 1993 Mr. Fu founded Heilongjiang Goangsha Group, and he served as its Chairman until 2000. During that period Heilongjiang Goangsha Group had over 3,000 employees and was engaged in several hundred construction projects. Heilongjiang Goangsha Group was sold in 2000, at which time it had annual revenue in excess of $25 million. Previously Mr. Fu had twenty years experience in construction management.

     John C. Leo. Since 2001 Mr. Leo has served as President of Venture Capital Partners LLC, a private merchant banking and corporate consulting firm located in Jersey City, NJ. During 2001 Mr. Leo was a Securities Principal and Senior OTC Trader for AM Capital LLC, located in New York, NY. Previously, from 1997 until 2001, Mr. Leo was a Securities Principal, OTC Trader with M.H. Meyerson and Company, Inc., an investment banking and brokerage firm in Jersey City, NJ. Mr. Leo currently also serves as a member of the Board of Directors of Atlantis Business Development Corp., a publicly-traded company.

     Nominating and Audit Committee

     The Board of Directors does not have a nominating committee or an audit committee, due to the small size of the Board. Moreover, the Board of Directors does not have an audit committee financial expert, because the new Board was only constituted with the acquisition of Cashtech. The Board of Directors intends to recruit an audit committee financial expert to join the Board of Directors at the earliest opportunity.

     Code of Ethics

     The Company does not have a written code of ethics applicable to its executive officers. The Board of Directors has not adopted a written code of ethics because there are so few members of management.

     Executive Compensation

     This table itemizes the compensation paid to Zhiguo Fu by ZQ Power-Tech for services as its Chief Executive Officer during 2003 and the last four months of 2002. There was no officer of Cashtech or ZQ Power-Tech whose salary and bonus for services rendered during the year ended December 31, 2003 exceeded $100,000.

                                 Year          Salary

     Zhiguo Fu.................  2003         $ 8,712
                                 2002           2,904

     Related Party Transactions

     Zhigou Fu. Since founding ZQ Power-Tech, Zhiguo Fu has contributed $6,428,894 to the capital of that company, and received in return 47.6% of the capital stock of that company. Mr. Fu continues to own a significant portion of 30% of ZQ Power-Tech that is not owned by Cashtech.

     John C. Leo.  Mr. Leo is a business associate of David H. Zhou.
Mr. Zhou is the President of Warner Technology & Investment Corp., which served as a consultant to Cashtech in connection with its acquisition by the Registrant and entry into U.S. capital markets. Mr. Leo assisted Warner Technology in providing those services. Warner Technology received a 9% interest in the Registrant at the closing of the acquisition of Cashtech in consideration of its consulting services.

     Cashtech Investment Limited

     Cashtech was organized in January 2004 as a corporation under the laws of the British Virgin Islands. In March 2004 Cashtech acquired ownership of 70% of the capital stock of ZQ Power-Tech in exchange for all of the outstanding capital stock of Cashtech. On May 6, 2004 the Registrant acquired all of the outstanding capital stock of Cashtech.

     Cashtech has not engaged in any business activity other than the activity of owning 70% of ZQ Power-Tech.

     Heilong ZhongQiang Power-Tech Co., Inc.

     ZQ Power-Tech is a limited liability company that was organized under the laws of the People's Republic of China in August 2002. ZQ Power-Tech's offices and manufacturing facility are located in northern China, in the Province of Heilongjiang, in the Economy & High-Tech Development Zone of Shuangcheng, which is a suburb of Harbin. The location is approximately 1,000 km northeast of Beijing.

     The Harbin Institute of Technology is one of the leading technological institutions in Asia. Two of its engineering professors now serve on ZQ Power-Tech's Scientific Advisory Board, along with a professor of engineering at the China Engineering Academy. This close association with the Harbin Institute provides ZQ Power-Tech with a rich source of technological talent, such that ZQ Power-Tech's research staff is filled by experienced engineers, many with masters and Ph.D degrees.

     Business of ZQ Power-Tech

     ZQ Power-Tech designs, manufactures and markets rechargeable polymer lithium-ion ("PLI") batteries. PLI batteries produce a relatively high average of 3.8 volts per cell, which makes them attractive in terms of both weight and volume. Additionally, they can be manufactured in very thin configurations and with large footprints. PLI cells can be configured in almost any prismatic shape, and can be made thinner than 0.0195 inches (0.5 mm) to fill virtually any shape efficiently. This combination of power and versatility makes rechargeable PLI batteries particularly attractive for use in consumer products such as portable computers, personal digital assistants (PDA's) and cellular telephones.

     ZQ Power-Tech's batteries combine high-energy chemistry with state-of-the-art polymer technology. Every battery component is solid, which means that there are no liquids that need to be contained by bulky, heavy cell housings. The result is a safe, thin, lightweight rechargeable battery with a wide operating temperature range. Similar to lithium-ion prismatic rechargeable cells, the ZQ Power-Tech polymer cells do not exhibit a memory problem. This means that they can be recharged at any state of charge, without first having to be completely discharged.

     At the present time, ZQ Power-Tech produces only one finished product. This is a miner's lamp equipped with a rechargeable PLI battery that ZQ Power-Tech sells to an agency of the Chinese government. All of ZQ Power-Tech's other contracts are for battery cells, which are sold on an OEM basis as a component of a finished product. Among ZQ Power-Tech's current customers are Hansek Trading Co., Ltd., which installs ZQ Power-Tech battery cells in its portable computers, and SEIKI (Japan) Co., Ltd., which is using a ZQ Power-Tech battery in its electric motor scooters. ZQ Power-Tech expects to be selling battery cells for a wide variety of end products by the end of 2004.

     ZQ Power-Tech has produced an automobile battery under a contract from the government of Harbin. This rechargeable PLI battery weighs approximately 500 pounds, and is designed for commuter vehicles. It permits a top speed of 120 mph, and a travelling distance of 240 miles per charge. The battery discharges 5% of its energy per hour, when not in use, so daily recharging is necessary. The battery can be recharged in 3 to 4 hours.

     ZQ Power-Tech has focused its initial marketing activities in southeast Asia, primarily China, Taiwan and Japan. As it expands its manufacturing capacity, ZQ Power-Tech intends to expand its marketing efforts worldwide.

     Facilities

     ZQ Power-Tech owns a 72,000 square meter campus where its offices and manufacturing facility are located. The campus is 24 km from the nearest airport. The nearest port is Da lian.

     ZQ Power-Tech's present production facility consists of 30,000 square meters of factory buildings, including 8,000 square meters dedicated to electrical vehicle batteries. Its current daily production capacity is 5,000 PLI batteries and 5,000 Ah PLI batteries (for electrical vehicles). In November 2003 ZQ Power-Tech received ISO9001 certification pertaining to Manufacturing and Quality Control Approval.

     ZQ Power-Tech is currently engaged in a program of facilities expansion aimed at achieving production capacity of $20,000,000 for 2004 and $40,000,000 for 2005. In addition to building additional factories on its campus, ZQ Power-Tech has an ongoing training program for production workers. ZQ Power-Tech expects that in June 2004 it will add 185 production workers to its current 274 employees, which will double ZQ Power-Tech's production capacity.

     Management's Discussion and Analysis of Results of Operations and Financial Condition

     Results of Operations. ZQ Power-Tech recorded its first significant revenues in the first quarter of 2004, ending March 31, 2004. All but a trace of the $476,009 in sales recorded in that quarter were made to two customers. By the end of the quarter, however, ZQ Power-Tech had a backlog of orders for 2004 delivery in excess of $4.5 million, substantially enlarging its customer list.

     ZQ Power-Tech realized a 44% gross margin on its sales in the first quarter of 2004. The gross margin ratio in the future will depend considerably upon which of ZQ Power-Tech's products are dominating sales. So it is premature to predict whether the 44% level achieved in the recent quarter will be maintained.

     The general and administrative expenses recorded in the quarter ended March 31, 2004 were disproportionate to revenue, exceeding 50% of net sales. Indeed, the general and administrative expenses recorded in the recent quarter were 123% greater than general and administrative expenses recorded for the entirety of 2003. ZQ Power-Tech's ongoing expansion program was the primary reason for the sharp increase in general and administrative expenses in the recent quarter. At the same time, ZQ Power-Tech incurred significant expenses in connection with its efforts to effect a reverse merger in a U.S. public company. Both of these factors will continue to swell general and administrative expenses for the immediate future. However the expected increase in ZQ Power-Tech's net sales should result in a better ratio of expenses to sales.

     ZQ Power-Tech reported a net loss of $73,154 for the period ended March 31, 2004. However, because Cashtech owns only 70% of ZQ Power-Tech, the loss was reduced by $21,946 on Cashtech's statements of operations. If, in the future, ZQ Power-Tech reports earnings, the earnings will be similarly discounted by 30% on Cashtech's statements of operations, as long as there remains 30% of ZQ Power-Tech that is not owned by Cashtech.

     During the year ended December 31, 2003 ZQ Power-Tech's activities were focused on development of its product line and the build-out of its manufacturing facility. Revenues during the year were negligible, while research and development expense totaled $493,114, leading to a net loss of $608,713. However, that investment in research and development has given ZQ Power-Tech a platform for its near-term operations, which will permit it to conform research and development expenses to the growth of the business. In the first quarter of 2004, for example, research and development expense was reduced to $23,833, reflecting the present focus on expanding production and marketing.

     Financial Condition. To date, the development and initial operations of ZQ Power-Tech have been financed primarily by contributions to capital made by Zhiguo Fu, the Registrant's Chairman. At March 31, 2004 ZQ Power-Tech had a working capital deficit of $207,131. The principal factors in the deficit were customer deposits totaling $451,423, which will be amortized as products are delivered, and an unsecured note payable to a Chinese institutional lender in the amount of $362,451. The note is due on June 1, 2004.

     Despite its negative working capital, ZQ Power-Tech has sufficient liquidity to fund its near-term operations. The principal capital resource available is $5,439,884 in property, plant and equipment and construction in process, which ZQ Power-Tech owns without lien. Based on the substantial backlog of orders that ZQ Power-Tech has accumulated, it believes that secured financing will be available to it on favorable terms when needed. Until then, if short-term cash shortages occur, Mr. Fu has committed to provide financing as needed. In addition, the Shuangcheng Science and Technology Bureau has committed to grant $604,105 to ZQ Power-Tech if its products have achieved international standards or the standards of the local bureau by the end of 2004.

     Based upon the financial resources available to ZQ Power-Tech, management believes that it has sufficient capital and liquidity to sustain operations for the foreseeable future.

     Risk Factors

     This Report contains certain forward-looking statements regarding the business and financial prospects of ZQ Power-Tech. These statements represent Management's present intentions and its present belief regarding the company's future. Nevertheless, there are numerous risks and uncertainties that could cause our actual results to differ from the results suggested in this Report. Among the more significant factors are:

     1. ZQ Power-Tech has only recently initiated marketing. It is not yet known whether it will be able to sell its products in quantities sufficient to support significant growth and profitable operations.

     2. A number of competitors who have capital resources far greater than those of ZQ Power-Tech dominate the market for rechargeable batteries. If one or more of them chose to compete aggressively with ZQ Power-Tech, it might prevent ZQ Power-Tech from effectively expanding its customer base.

     3. If the current growth rate of the economy of China were to be significantly reduced or if China were to experience a recession, the market for ZQ Power-Tech's products would be reduced, and the capital available to fund its expansion program might also be reduced.

     Because these and other risks may cause the Registrant's actual results to differ from those anticipated by Management, the reader should not place undue reliance on any forward-looking statements that appear in this Report. Readers should also take note that the Registrant will not necessarily make any public announcement of changes affecting these forward-looking statements, which should be considered accurate on this date only.


     FINANCIAL STATEMENTS AND EXHIBITS

     Financial Statements

      Buy It Cheap.com, Inc.:  Pro Forma Combined Financial Statements

      Cashtech Investment Limited and Subsidiary: Consolidated Financial
       Statements

      Heilongjiang ZhongQiang Power-Tech Co., Ltd.: Financial Statements for the Years Ended December 31, 2003 and 2002

     Exhibits

      10. Share Exchange Agreement dated April 13, 2004 between Buy It Cheap.com, Inc. and the shareholders of Cashtech Investment Limited.




                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BUY IT CHEAP.COM, INC.


Dated: May 20, 2004                     By: /s/John Leo
                                        --------------------------------
                                        John Leo
                                        Chief Financial Officer


                    *       *       *       *       *

                           Buy It Cheap.Com, Inc.
                   Pro-Forma Combined Financial Statements


The Unaudited Pro-Forma Combined Statements of Operations of the Company for the fiscal year ended June 30, 2003 and the nine-month period ended March 31, 2004 (the "Pro-Forma Statement of Operations") and the Unaudited Pro-Forma Combined Balance Sheet of the Company as of March 31, 2004 (the "Pro-Forma Balance Sheet") and together with the Pro-Forma Statements of Operations (the "Pro-Forma Combined Financial Statements"), have been prepared to illustrate the effect of the merger with Cashtech Investment Limited & Subsidiary on May 6, 2004 as if such transaction took place at the beginning of the periods presented. The Pro-Forma Combined Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The Pro-Forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The Pro-Forma Combined Financial Statements should be read in conjunction with the historical financial statements of the Company.






                            Buy It Cheap.Com, Inc.
                           Pro-Forma Balance Sheet
                            As of March 31, 2004



                                 Buy It      Cashtech
                                Cheap.Com,  Investment    Pro-Forma    Proforma
                                   Inc.      Limited &   Adjustments   Balances
                                Historical  Subsidiary
                                  Data      Historical
                                               Data
                               ------------------------------------------------
	Assets

Current Assets
 Cash                          $      148  $    55,693   $    (148)  $   55,693
 Accounts receivable                    -      422,000           -      422,000
 Inventories                            -      204,767           -      204,767
 Loan to officers                       -       28,059           -       28,059
 Loan to employees                      -       22,677           -       22,677
 Prepaid expenses                       -      344,130           -      344,130
 Loan receivable, others                -       61,698           -       61,698
 Other Current Assets               1,000            -      (1,000)           -
                                 ----------------------------------------------
        Total Current Assets        1,148    1,139,024      (1,148)   1,139,024

Property and equipment                891    2,527,482        (891)   2,527,482
Construction in process                 -    2,912,402           -    2,912,402
Right to use land and power, net        -      438,903           -      438,903
Patents, net                            -      101,704           -      101,704
                                 ----------------------------------------------
        Total Assets                2,039    7,119,515      (2,039)   7,119,515
                                 ==============================================

        Liabilities and Stockholder's Equity

Current Liabilities
 Accounts payable and accrued
  expenses                        161,097      314,854      (5,019)     470,932
 Notes payable                          -      362,451           -      362,451
 Convertible notes payable         16,198            -           -       16,198
 Current maturities of long term
  debt                                  -       10,873           -       10,873
 Customer deposits                      -      451,423           -      451,423
 Welfare payable                        -       27,455           -       27,455
 Taxes payable                          -       31,394           -       31,394
 Loan payable, others                   -      147,705           -      147,705
 Due to officers and directors      5,559            -      (5,559)           -
 Deposit, other                    29,500            -     (29,500)           -
                                 ----------------------------------------------
        Total Current Liabilities 212,354    1,346,155     (40,078)   1,518,431

Long-term debt, excluding
 current maturities                     -        8,155           -        8,155
Minority Interest In
 Consolidated Subsidiary                -    1,729,562           -    1,729,562
                                 ----------------------------------------------
       Total Liabilities          212,354    3,083,872     (40,078)   3,256,148
                                 ----------------------------------------------

Stockholders' Equity (Impairment)
 Preferred stock - Series C            10            -           -           10
 Convertible Preferred stock -
  Series D                              -            -         806  A       806
 Common stock                       9,190       50,000     (39,200) A    19,990
 Additional paid in capital       787,140    4,627,386    (128,619) A 5,285,907
 Accumulated deficit             (255,555)    (682,475)    205,052  A  (732,978)
 Exchange reserve                       -       40,732           -       40,732
 Treasury stock                  (751,100)           -           -     (751,100)
                                 ----------------------------------------------
       Total Stockholders'
        Equity (Impairment)      (210,315)   4,035,643      38,039    3,863,367
                                 ----------------------------------------------
       Total Liabilities and
        Stockholders' Equity   $    2,039  $ 7,119,515   $  (2,039)  $7,119,515
                                 ===============================================




A - See Note 1 to the Pro-Forma Combined Financial Statement


                              Buy It Cheap.Com, Inc
               Unaudited Pro-Forma Combined Statement of Operations



                           Fiscal Year Ended June 30, 2003                    Nine Months Ended March 31, 2004
                   ------------------------------------------------   ----------------------------------------------
                     Buy It     Cashtech                  Proforma     Buy It    CashTech                 ProForma
                    Cheap.Com  Investment    ProForma     Combined    Cheap.Com  Investment   ProForma    Combined
                      Inc.      Limited     Adjustments   Company       Inc.      Limited     Adjustments Company
                              & Subsidiary                                      & Subsidiary


Net Sales          $       -  $        -    $        -   $       -    $      -  $   487,301  $       -  $   487,301

Cost of Goods Sold         -           -             -           -           -      275,954          -      275,954
                     ----------------------------------------------    --------------------------------------------
Gross Profit               -           -             -           -           -      211,347                 211,347
                     ----------------------------------------------    --------------------------------------------

Selling & direct
 operating costs       2,831           -             -       2,831       1,112        9,895          -       11,007
General &
 administrative
 expenses             28,553      69,948         1,161      99,662      16,846      307,226          -      324,072
Research &
 development expenses      -           -             -           -           -      516,947          -      516,947
                     ---------------------------------------------     --------------------------------------------
Total Operating
 Expenses             31,384      69,948         1,161     102,493      17,958      834,068          -      852,026
                     ---------------------------------------------     --------------------------------------------

Loss From Operations (31,384)    (69,948)       (1,161)   (102,493)    (17,958)    (622,721)         -     (640,679)
                     ---------------------------------------------     --------------------------------------------

Other Income (Expense)
 Miscellaneous income      -           -             -           -           -          143          -          143
 Interest income           -           -             -           -           -          223          -          223
 Interest expense          -           -             -           -           -      (12,118)         -      (12,118)
                     ---------------------------------------------     --------------------------------------------
Total Other Expenses       -           -             -           -           -      (11,752)         -      (11,752)
                     ---------------------------------------------     --------------------------------------------

Minority Interest In
Consolidated Subsidiary    -      20,985             -      20,985           -      190,342          -      190,342
                     ---------------------------------------------     --------------------------------------------
Net Loss            $(31,384)  $ (48,963)     $ (1,161)    (81,508)   $(17,958)  $ (444,131)    $    -   $ (462,089)
                     =============================================     ============================================


Loss per share,
 basic and diluted  $      -   $       -      $      -   $       -           -   $    (0.01)    $    -   $    (0.02)
                     =============================================     ============================================

Weighted Average
 Common Stock
 outstanding       9,040,427  50,000,000             -           -   9,040,427   50,000,000          -   19,840,582
                   ================================================  ===============================================












                           Buy It Cheap.Com, Inc.
            Notes to the Pro-Forma Combined Financial Statements

Note 1.

On May 6, 2004, a closing occurred pursuant to a share exchange agreement between the Company and the shareholders of Cashtech Investment Limited ("Cashtech"). For accounting purposes, this transaction is treated as an acquisition of the Company by Cashtech and a recapitalization of Cashtech.

The share exchange resulted in the issuance of 9,720,000 shares of common stock and 725,503 shares of Series D Convertible Preferred Stock of the Company in exchange for all of issued and outstanding shares of Cashtech. Pursuant to the transaction, the Company required the issuance to Warner Technology & Investment Corp ("Warner") of 1,080,000 shares of common stock and 80,160 shares of Series D Convertible Preferred Stock for the consulting agreement. The holder of a share of Series D Convertible Preferred Stock shall have the right to convert each whole share of Series D Convertible Preferred Stock into 100 shares of common stock, $.001 par value. The shareholders of Cashtech own approximately 82% of the issued and outstanding stock of the Company as a result of this transaction.

The Pro-Forma Combined Balance Sheet is that of Cashtech and the
Company at March 31, 2004. The Pro-Forma Combined Statements of
Operations are those of Cashtech and the Company for the twelve-month and nine-month periods ended June 30, 2003 and March 31, 2004, respectively.











To the Board of Directors and Stockholders of.
Cashtech Investment Limited and Subsidiary

We have reviewed the accompanying consolidated balance sheet of Cashtech Investment Limited and Subsidiary as of March 31, 2004, and the consolidated statements of operations and cash flows for the period from January 20, 2004 (date of inception) to March 31, 2004. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquires of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

		      Rosenberg Rich Baker Berman & Company



Bridgewater, New Jersey
April 30, 2004



                 Cashtech Investment Limited and Subsidiary
                        Consolidated Balance Sheets
                               March 31, 2004


     Assets
Current Assets
 Cash                                                   $    55,693
 Accounts receivable                                        422,000
 Inventories                                                204,767
 Loan to officers                                            28,059
 Loan to employees                                           22,677
 Prepaid expenses                                           344,130
 Loan receivable, others                                     61,698
                                                          ---------
     Total Current Assets                                 1,139,024

Property, plant and equipment, net                        2,527,482
Construction in process                                   2,912,402
Rights to use land and power, net                           438,903
Patents, net                                                101,704
                                                          ---------
     Total Assets                                         7,119,515
                                                          =========

     Liabilities and Stockholders' Equity
Current Liabilities
 Accounts payable and accrued expenses                      314,854
 Notes payable                                              362,451
 Current maturities of long term debt                        10,873
 Customer deposits                                          451,423
 Welfare payable                                             27,455
 Taxes payable                                               31,394
 Loan payable, others                                       147,705
                                                          ---------
     Total Current Liabilities                            1,346,155

Long-term debt, excluding current maturities                  8,155
Minority Interest In Consolidated Subsidiary Net Assets   1,729,562
                                                          ---------
     Total Liabilities                                    3,083,872
                                                          ---------
Stockholders' Equity
 Common stock, $0.001 par value; 50,000,000 shares
  authorized, issued and outstanding                         50,000
 Additional paid in capital                               4,627,386
 Accumulated deficit                                       (682,475)
 Exchange reserve                                            40,732
                                                          ---------
 Total Stockholders' Equity                               4,035,643
                                                          ---------
 Total Liabilities and Stockholders' Equity             $ 7,119,515
                                                          =========




See notes to the consolidated financial statements and accountants' report.




                 Cashtech Investment Limited and Subsidiary
                    Consolidated Statements of Operations
  For the Period from January 20, 2004 (Date of Inception) to March 31, 2004




Net Sales                                               $   476,009

Cost of goods sold                                          266,566
                                                         ----------
Gross Profit                                                209,443
                                                         ----------
Selling expenses                                              7,105
General and administrative expenses                         244,707

Research and development costs                               23,833
                                                         ----------
Total Operating Expenses                                    275,645
                                                         ----------
Loss from Operations                                        (66,202)
                                                         ----------
Other Income (Expense)
 Miscellaneous income                                            40
 Interest income                                                 99
 Interest expense                                            (7,091)
                                                         ----------
Total Other Expense                                          (6,952)
                                                         ----------
Minority Interest In Consolidated Subsidiary                 21,946
                                                         ----------
Net Loss                                                    (51,208)
                                                         ==========

Loss Per Share
 Loss Per Common Share, basic and diluted               $         -
                                                         ==========
Weighted Average Number of Common Shares
 Outstanding, basic and diluted                          50,000,000
                                                         ==========



See notes to the consolidated financial statements and accountants' report.




                  Cashtech Investment Limited and Subsidiary
                     Consolidated Statements of Cash Flows
 For the Period from January 20, 2004 (Date of Inception) to March 31, 2004



Cash Flows From Operating Activities
 Net Loss                                                   $   (51,208)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
 Depreciation and amortization                                   43,334
 Minority interest in consolidated subsidiary                   (21,946)
 Decrease (increase) in assets
  Accounts receivable                                          (421,939)
  Inventories                                                  (101,992)
  Prepaid expenses                                              (12,692)
  Taxes receivable                                               28,495
 Increase (decrease) in liabilities
  Accounts payable and accrued expenses                         265,396
  Customer deposits                                             451,354
  Welfare payable                                                 6,909
  Taxes payable                                                  31,394
                                                              ---------
 Net Cash Provided by Operating Activities                      217,105
                                                              ---------
Cash Flow From Investing Activities
   Cash paid for property, plant and equipment                  (60,005)
   Cash paid for construction in process                        (91,772)
   Cash paid for patents                                         (6,360)
                                                              ---------
 Net Cash Used by Investing Activities                         (158,137)
                                                              ---------
Cash Flow From Financing Activities
 Payments on loans payable, others                              (37,527)
 Proceeds from loans receivable, others                          33,326
 Proceeds from officers loans                                    71,361
 Payments on employees loans                                    (75,778)
 Payments on long-term debt                                      (2,720)
                                                              ---------
 Net Used by Financing Activities                             	(11,338)
                                                              ---------

Net Increase in Cash                                             47,630
Cash at Beginning of Period                                       8,063
                                                              ---------
Cash at End of Period                                       $    55,693
                                                              =========


See notes to the consolidated financial statements and accountants' report.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:
 Interest                                                   $     4,492
                                                              =========


See notes to the consolidated financial statements and accountants' report.



                 Cashtech Investment Limited and Subsidiary
                Notes to the Consolidated Financial Statements

BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period from January 20, 2004 (date of inception) through March 31, 2004 are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 2004.

Principles of Consolidation - The consolidated financial statements include the accounts of Cashtech Investment Limited (the "Company"), and its 70% owned subsidiary, Heilongjiang ZhongQiang Power-Tech Co., Ltd. (the "Subsidiary"). All significant intercompany balances and transactions have been eliminated in consolidation.

Cashtech Investment Limited was organized in the British Virgin Islands as an International Business Company on January 20, 2004, and as a holding company. On March 1, 2004, the Company acquired 70% ownership of the Subsidiary (see "BUSINESS COMBINATION" below).

The Subsidiary had been in the development stages from the date of inception (August 20, 2002) to December 31, 2003. The Subsidiary has been considered as an normal operating company starting from January 1, 2004.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts equal to the estimated losses that will be incurred in the collection of all receivables. The estimated losses are based on a review of the current status of the existing receivables. The Company expects all receivables to be collected; Therefore, no allowance is provided.

Inventories

Inventories are valued at the lower of cost (determined on a first-in, first-out basis) or market.

Depreciation and Amortization

The cost of property, plant and equipment is depreciated for financial reporting purposes on a straight-line basis over the estimated useful lives of the assets:
39 years for buildings and improvements, 5-10 years for machinery and equipment, and vehicle. Rights to use land and power are amortized over the shorter of the estimated useful lives or the underlying lease term. Patents are amortized over 40 years. Repairs and maintenance expenditures which do not extend the useful lives of the related assets are expensed as incurred.

Construction in Process

Construction in process is charged as incurred and amounted to $2,912,402 as of March 31, 2004.

Patents

Patents are capitalized when the Company determines there will be a future benefit derived from such assets, and are stated at cost. Amortization is computed the straight-line method over the estimated useful life of the asset, generally forty years.



                 Cashtech Investment Limited and Subsidiary
               Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Revenue Recognition

Sales revenue is recognized at the date of shipment to customers, at which time, no other significant obligations of the Company exist, other than normal warranty support.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense was $725 for the period ended March 31, 2004.

Shipping and Handling Costs

Shipping and handling costs for the products transportation operations are charged to costs of goods sold as incurred

Research and Development Costs

Research and development is charged to operations as incurred.

Basic Loss Per Common Share

Net income (loss) per common share is calculated utilizing the weighted average number of common shares outstanding during the period. The number of shares used in the computation was 50,000,000 for the period ended March 31, 2004.
The effect of assuming the exchange of any stock options, warrants and convertible notes would be anti dilutive at March 31, 2004.

Translation of Foreign Currencies

The financial statements of the Company are measured in Chinese Yuan and then translated to U.S. dollars. All balance sheet accounts have been translated using the current rate of exchange at the balance sheet date. Results of operations have been translated using the average rates prevailing throughout the year. Translation gains or losses resulting from the changes in the exchange rates from year-to-year are accumulated in a separate component of members' equity, presented under the "Exchange reserve" caption.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of (list the balance sheet elements with different bases for financial and tax purposes) for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future income taxes. There were no income taxes provided for the period from January 20, 2004 (date of inception) through March 31, 2004.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BUSINESS COMBINATION

On March 1, 2004, shareholders holding 70% ownership of the Subsidiary agreed to the transfer of their shares to obtain 100% ownership in the Company. The Company is the legal parent of the Subsidiary since inception, with the transaction being treated as a reverse merger and recapitalization of the Subsidiary, which is treated as the accounting acquirer. The Subsidiary was founded in the People's Republic of China on August 20, 2002. The Subsidiary, located in NO1 Weiyou Road Shuangcheng Heilongjiang Province 150100 P.R.China, is primarily engaged in manufacturing mine-used polymer lithium-ion batteries, electrical motorcycle-used polymer lithium-ion batteries, and electrical autocar-used polymer lithium-ion batteries in China. The accompanying statement of operations includes the activity of the Subsidiary for the period from January 20, 2004 (date of Company inception) to March 31, 2004.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company provides credit in the normal course of business. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

Since inception, the Company had no sales and purchases in 2002 and three months ended March 31, 2003. The Company had significant sales to two customers representing 75.77% and 24.18% of total revenues for three months ended March 31, These two significant customers, Hong Kong Yi-Her Group and ShanXi Sze-Dar safety supplies Co., Ltd., are not related party to the Company. The Company has also made significant purchases from one vendor representing
70.58% of total purchases for three months ended March 31, 2004. This significant vendor, Shanghai Chang Lu Trade Co, is not related party to the Company.


INVENTORIES

Inventories consist of the following:


                                             March 31, 2004
                                             --------------

                        Raw materials          $ 150,659
                        Work in process           14,531
                        Finished goods            39,577
                                                --------
                        Total                  $ 204,767
                                                ========

RELATED PARTY TRANSACTIONS

Loans to officers are unsecured, non-interest bearing and due upon demand. Loan to employees also are unsecured, non-interest bearing and due upon demand.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at cost, less accumulated depreciation, consists of the following:


                                                     March 31, 2004
                                                     --------------

                        Buildings and improvement    $  2,080,929
                        Machinery and equipment           557,679
                        Vehicle                            46,892
                                                        ---------
                        Subtotal                        2,685,500
                        Less accumulated depreciation     158,018
                                                        ---------
                        Total                        $  2,527,482
                                                        =========



Depreciation expense charged to operations was $39,059 for three months ended March 31, 2004.



Cashtech Investment Limited and Subsidiary
Notes to the Consolidated Financial Statements

RIGHTS TO USE LAND AND POWER

The Company's office and manufacturing site is located in Shuangcheng Heilongjiang. The Company leases land per real estate contract from the People's Republic of China Government, for a period from August 2003 to September 2043. Per the People's Republic of China's governmental regulations, the Government owns all land. The Government allows maximum 50 year leases for commercial building owners.

The Company also leases power from the local government in Shuangcheng Heilongjiang, for a period July 2003 to July 2013.

The rights to use land and power at cost, less accumulated amortization, consists of the following:

                                                 March 31, 2004
                                                 --------------

        Right to use land                         $   420,745
        Right to use power                             42,286
                                                    ---------
        Subtotal                                      463,031
        Less accumulated amortization                  24,128
                                                    ---------
        Total                                     $   438,903
                                                    =========

Amortization expense charged to operations was $3,622 for three months ended March 31, 2004.

PATENTS

The patents at cost, less accumulated amortization, consists of following:



                                                 March 31, 2004
                                                 --------------

        Patents                                    $  103,773
	Less accumulated amortization               	2,069
                                                     ---------
        Total                                      $  101,704
                                                     ========

Amortization expense charged to operations was $648 for three months ended March 31, 2004.

LOAN RECEIVABLE, OTHERS

Loan receivable, others represents the unsecured loan to non-related third parties, non-interest bearing and due upon demand.

NOTE PAYABLE

The note payable represents an unsecured demand loan from Shuangcheng National Owned Assets Operation Ltd. with expiration date on June 1, 2004 and monthly interest rate 5.7525%.



                Cashtech Investment Limited and Subsidiary
              Notes to the Consolidated Financial Statements

LOAN PAYABLE, OTHERS

Loan payable, others represents the unsecured loan from non-related third parties, non-interest bearing and due upon demand.


TAXES PAYABLE

Taxes payable was $31,394 as of March 31, 2004, consist of the following:



                                                 March 31, 2004
                                                 --------------

                    Value-added tax                 $   27,636
                    Property tax                         1,935
                    Payroll tax                            718
                    Other tax payable                    1,105
                                                      --------
                    Total                           $	31,394
                                                      ========
LONG-TERM DEBT

Long-term debt represents $21,748 car loan from China Bank with 24 months term and monthly interest rate 4.575%. The loan started on December 10, 2003 and is secured by the car.

The following is a schedule of future minimum payments of long-term debt:

        Three Months Ended March 31,

        2004                                        $    8,155
	2005                                           	10,873
                                                      --------
	Total minimum payments required             $	19,028
                                                      ========

EMPLOYEE WELFARE PLAN

The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual pre-tax contributions of 14% of all employees' salaries.

The total expense for the above plan amounted to $10,244 for three months ended March 31, 2004.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs is $23,833 for three months ended March 31, 2004. Shuangcheng Science and Technology Bureau has committed to grant the Company $604,105 (RMB5,000,000), if the Company's research and development products pass the international or local bureau's standards by December 31, 2004.

WARRANTIES

The Company warrants that all equipment manufactured by it will be free from defects in material and workmanship under normal use for a period of one
year from the date of shipment.   The Company's experience for costs and
expenses in connection with such warranties has been minimal and through March 31, 2004, no amounts have been considered necessary to reserve for warranty costs at this time.


               Cashtech Investment Limited and Subsidiary
             Notes to the Consolidated Financial Statements

FAIR VALUE OF FINANCIAL INSTRUMENTS

The current carrying amounts of the Company's cash, accounts receivable, accounts payable and accrued expenses, and note payable approximate their fair values on March 31, 2004 due to the short term maturities of these financial instruments.

The carrying amounts of the Company's long-term debt approximate its fair value on March 31, 2004 based on current rates at which the Company could borrow funds with similar maturities.









Independent Auditors' Report

To the Board of Directors and Stockholders of Heilongjiang ZhongQiang Power-Tech Co., Ltd.


We have audited the accompanying balance sheets of Heilongjiang ZhongQiang Power-Tech Co., Ltd. (A Development Stage Company) as of December 31, 2003 and 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2003, the period from August 20, 2002 (date of inception) to December 31, 2002, and the period from August 20, 2002 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heilongjiang ZhongQiang Power-Tech Co., Ltd. (A Development Stage Company) as of December 31, 2003 and 2002 and the results of their operations and cash flows for the year ended December 31, 2003, the period from August 20, 2002 (date of inception) to December 31 2002, and the period from August 20, 2002 (date of inception) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

		      Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
January 10, 2004



                Heilongjiang ZhongQiang Power-Tech Co., Ltd.
                       (A Development Stage Company)
                             Balance Sheets

                                                        December 31,
                                                    2003           2002
     Assets                                      -------------------------
Current Assets
 Cash                                            $    8,063     $    2,441
 Accounts receivable                                     61              -
 Inventories                                        102,775              -
 Loan to officers                                    99,420              -
 Prepaid expenses                                   331,438              -
 Taxes receivable                                    28,495              -
 Loan receivable, others                             95,024              -
                                                  ---------      ---------
     Total Current Assets                           665,276          2,441

Property, plant and equipment, net                2,506,535      1,953,160
Construction in process                           2,820,630              -
Rights to use land and power, net                   442,541        454,589
Patents, net                                         95,996              -
                                                  ---------      ---------
     Total Assets                                 6,530,978      2,410,190
                                                  =========      =========

     Liabilities and Stockholders' Equity
Current Liabilities
 Accounts payable and accrued expenses               49,458              -
 Notes payable                                      362,463              -
 Current maturities of long term debt                10,626              -
 Customer deposits                                       69              -
 Loan from officers                                       -          2,826
 Loan from employees                                 53,101              -
 Welfare payable                                     20,546              -
 Loan payable, others                               185,234              -
                                                  ---------      ---------
     Total Current Liabilities                      681,497          2,826

Long-term debt, excluding current maturities         11,122              -
                                                  ---------      ---------
     Total Liabilities                              692,619          2,826
                                                  ---------      ---------
Stockholders' Equity
 Common stock, $0.12 par value, 50,000,000
  and 20,000,000 shares authorized,
  issued and outstanding, respectively            6,000,000      2,400,000
 Additional paid in capital                         428,894         14,461
 Deficit accumulated during development stage      (631,267)       (22,554)
 Exchange reserve                                    40,732         15,457
                                                  ---------      ---------
     Total Stockholders' Equity                   5,838,359      2,407,364
                                                  ---------      ---------
     Total Liabilities and Stockholders' Equity  $6,530,978     $2,410,190
                                                  =========      =========


See notes to the financial statements.


              Heilongjiang ZhongQiang Power-Tech Co., Ltd.
                     (A Development Stage Company)
                        Statements of Operations

                                                 Period from      Period from
                                               August 20, 2002  August 20, 2002
                                                  (Date of         (Date of
                                   Year Ended   Inception) to    Inception) to
                                   December 31,  December 31,     December 31,
                                      2003          2002             2003
                                  ----------------------------------------------
Net Sales                         $    11,292    $        -      $    11,292
Cost of goods sold                      9,388             -            9,388
                                    ----------------------------------------
Gross Profit                            1,904             -            1,904
                                    ----------------------------------------

Selling expenses                        2,790             -            2,790
General and administrative expenses   109,913        22,554          132,467
Research and development costs        493,114             -          493,114
                                    ----------------------------------------
Total Operating Expenses              605,817        22,554          628,371
                                    ----------------------------------------

Loss from Operations                 (603,913)      (22,554)        (626,467)
                                    ----------------------------------------
Other Income (Expense)
 Miscellaneous income                     103             -              103
 Interest income                          124             -              124
 Interest expense                      (5,027)            -           (5,027)
                                    ----------------------------------------
Total Other Expense                    (4,800)            -           (4,800)
                                    ----------------------------------------

Net Loss                          $  (608,713)   $  (22,554)     $  (631,267)
                                    ==========================================
Loss Per Share
 Loss Per Common Share, basic
  and diluted                     $     (0.03)   $        -      $     (0.03)
                                    ========================================

Weighted Average Number of Common
 Shares Outstanding, basic and
 diluted                           21,150,685    20,000,000       20,841,683
                                   =========================================





See notes to the financial statements.






                 Heilongjiang ZhongQiang Power-Tech Co., Ltd.
                        (A Development Stage Company)
                Statements of Changes in Stockholders' Equity
               For the Period From Inception (August 20, 2002)
       To December 31, 2002 and For the Year Ended December 31, 2003




                               Common Stock
                          -----------------------   Additional                         Total
                                         Stated     Paid-in    Accumulated  Exchange   Stockholders'
                           Shares        Value      Capital    Deficit      Reserve    Equity
-----------------------------------------------------------------------------------------------------
BALANCE, AUGUST 20, 2002
 (date of inception)      20,000,000  $ 2,400,000  $  14,461   $       -    $ 15,457   $ 2,429,918

Net loss                           -            -          -     (22,554)          -       (22,554)
                          ------------------------------------------------------------------------
BALANCE, DECEMBER 31,
 2002                     20,000,000    2,400,000     14,461     (22,554)     15,457     2,407,364

Issuance additional paid
 in capital to exchange
 equipments                        -            -    414,433           -         963       415,396

Issuance of common stock,
 in private placement,
 net of offering costs $0 30,000,000    3,600,000          -           -      24,312     3,624,312

Net loss                           -            -          -    (608,713)          -      (608,713)
                          ------------------------------------------------------------------------
BALANCE, DECEMBER 31,
 2003                     50,000,000  $ 6,000,000  $ 428,894   $(631,267)   $ 40,732   $ 5,838,359
                          ========================================================================


See notes to the financial statements.



                  Heilongjiang ZhongQiang Power-Tech Co., Ltd.
                         (A Development Stage Company)
                           Statements of Cash Flows

                                                 Period from      Period from
                                               August 20, 2002  August 20, 2002
                                                  (Date of         (Date of
                                   Year Ended   Inception) to    Inception) to
                                   December 31,  December 31,     December 31,
                                      2003          2002             2003
                                  ----------------------------------------------
Cash Flows From Operating
 Activities
 Net Loss                         $  (608,713)     $  (22,554)   $  (631,267)
 Adjustments to reconcile net
  income to net cash
  Currency deficiency                    (320)             (2)          (322)
  Depreciation and amortization        118,715         22,171        140,886
  Decrease (increase) in assets
   Accounts receivable                     (61)             -            (61)
   Inventories                        (102,775)             -       (102,775)
   Prepaid expenses                   (331,438)             -       (331,438)
   Taxes receivable                    (28,495)             -        (28,495)
  Increase (decrease) in liabilities
   Accounts payable and accrued
    expenses                            49,458              -         49,458
   Customer deposits                        69              -             69
   Welfare payable                      20,546              -         20,546
                                    ----------------------------------------
 Net Cash Used by Operating
  Activities                          (883,014)          (385)      (883,399)
                                    ----------------------------------------

Cash Flow From Investing Activities
 Cash paid for property, plant and
  equipment                           (240,780)             -       (240,780)
 Cash paid for construction in
   process                           (2,820,630)            -     (2,820,630)
 Cash paid for rights to use land
  and power                             (2,446)             -         (2,446)
 Cash paid for patents                 (97,417)             -        (97,417)
                                     ---------------------------------------
 Net Cash Used by Investing
  Activities                        (3,161,273)             -     (3,161,273)
                                     ---------------------------------------

Cash Flow From Financing Activities
 Proceeds from issuance of common
  stock                              3,624,633              -      3,624,633
 Proceeds from notes payable           362,463              -        362,463
 Payments on loans, others             (95,024)             -        (95,024)
 Proceeds from loans, others           185,234              -        185,234
 (Payments on) proceeds from
  officers loans                      (102,246)         2,826        (99,420)
 Proceeds from employees loans          53,101              -         53,101
 Proceeds from long-term debt           21,748              -         21,748
                                     ---------------------------------------
 Net Cash Provided by Financing
  Activities                         4,049,909          2,826      4,052,735
                                     ---------------------------------------

Net Increase in Cash                     5,622          2,441          8,063
Cash at Beginning of Period              2,441              -              -
                                     ---------------------------------------
Cash at End of Period               $    8,063     $    2,441     $    8,063
                                     =======================================




                                                 Period from      Period from
                                               August 20, 2002  August 20, 2002
                                                  (Date of         (Date of
                                   Year Ended   Inception) to    Inception) to
                                   December 31,  December 31,     December 31,
                                      2003          2002             2003
                                  ----------------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW INFORMATION

 Cash paid during the year for:
  Interest                          $    5,027     $        -     $    5,027
                                     =======================================

  Income taxes                      $        -     $        -     $        -
                                     =======================================

SUPPLEMENTAL SCHEDULE OF NON-CASH
 INVESTING AND FINANCING ACTIVITIES

 Capital increase in exchange of
  property, plant and equipment     $  415,396     $1,969,319     $2,384,715
                                     =======================================
 Capital increase in exchange of
  rights to use land and power      $        -     $  460,601     $  460,601
                                      ======================================




                 Heilongjiang ZhongQiang Power-Tech Co., Ltd.
                        (A Development Stage Company)
                      Notes to the Financial Statements

ORGANIZATION AND NATURE OF BUSINESS

Heilongjiang ZhongQiang Power-Tech Co., Ltd. (the Company) was founded in the People's Republic of China on August 20, 2002. The Company, located in NO1 Weiyou Road Shuangcheng Heilongjiang Province 150100 P.R.China, is primarily engaged in manufacturing mine-used polymer lithium-ion batteries, electrical motorcycle-used polymer lithium-ion batteries, and electrical autocar-used polymer lithium-ion batteries in China.

The Company is in the development stages and its present activities are focused on developing and testing the electrical mine-used, motorcycle-used, and autocar-used polymer lithium-ion batteries. Since the Company is in the development stage, the accompanying financial statements should not be regarded as typical for normal operating periods.


LOSSES DURING THE DEVELOPMENT STAGE AND MANAGEMENT'S PLANS

Through December 31, 2003, the Company had incurred accumulated development stage losses totaling $631,267, and on December 31, 2003 had a working capital deficit of $16,221. On December 31, 2003, the Company had $8,063 and $61 of cash and trade receivable, respectively, to fund short-term working capital requirements.

The Company's ability to continue as a going concern and its future success is dependent upon its ability to raise capital in the near term to : (1) satisfy its current obligations, (2) continue its research and development efforts, and
(3) the successful wide scale development, marketing, and sales of its products.

The Company believes that it will be able to complete the necessary steps in order to meet its cash flow requirements throughout fiscal 2004 and continue its development and commercialisation efforts. Management's plans in this regard include, but are not limited to, the following:

During year 2004, the Company will be able to raise more capital from the shareholders, and borrow line of credit loan from the bank in pledge of the Company's property, plant and equipment.

Shuangcheng Science and Technology Bureau has committed to grant the Company $604,105 (RMB5,000,000), if the Company's research and development products pass the international or local bureau's standards by December 31, 2004.

Subsequent to December 31, 2003, the Company has received $4,567,038 (RMB37,800,000) in orders for their product.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts equal to the estimated losses that will be incurred in the collection of all receivables. The estimated losses are based on a review of the current status of the existing receivables. The Company expects all receivables to be collected; Therefore, no allowance is provided.




               Heilongjiang ZhongQiang Power-Tech Co., Ltd.
                       (A Development Stage Company)
                     Notes to the Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Inventories

Inventories are valued at the lower of cost (determined on a first-in, first-out basis) or market.

Depreciation and Amortization

The cost of property, plant and equipment is depreciated for financial reporting purposes on a straight-line basis over the estimated useful lives of the assets: 39 years for buildings and improvements, 5-10 years for machinery and equipment, and vehicle. Rights to use land and power are amortized over the shorter of the estimated useful lives or the underlying lease term. Patents are amortized over 40 years. Repairs and maintenance expenditures which do not extend the useful lives of the related assets are expensed as incurred.

Construction in Process

Construction in process is charged as incurred and was $2,820,630 and $0 in 2003 and 2002, respectively.

Patents

Patents are capitalized when the Company determines there will be a future benefit derived from such assets, and are stated at cost. Amortization is computed the straight-line method over the estimated useful life of the asset, generally forty years.

Revenue Recognition

Sales revenue is recognized at the date of shipment to customers, at which time, no other significant obligations of the Company exist, other than normal warranty support.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expenses was $16,967 and $0 for the years ended December 31, 2003 and the period from August 20, 2002 (date of inception) to December 31, 2002, respectively.

Shipping and Handling Costs

Shipping and handling costs for the products transportation operations are charged to costs of goods sold as incurred

Research and Development Costs

Research and development is charged to operations as incurred.

Basic Loss Per Common Share

Net loss per common share is calculated utilizing the weighted average number of common shares outstanding during the period. The number of shares used in the computations were 21,150,685, 20,000,000 and 20,841,683 for the year ended December 31, 2003, the period from August 20, 2002 (date of inception) to December 31, 2002, and the period from August 20, 2002 (date of inception) to December 31, 2003, respectively.





               Heilongjiang ZhongQiang Power-Tech Co., Ltd.
                       (A Development Stage Company)
                    Notes to the Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Translation of Foreign Currencies

The financial statements of the Company are measured in Chinese Yuan and then translated to U.S. dollars. All balance sheet accounts have been translated using the current rate of exchange at the balance sheet date. Results of operations have been translated using the average rates prevailing throughout the year. Translation gains or losses resulting from the changes in the exchange rates from year-to-year are accumulated in a separate component of members' equity, and be called exchange reserve.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of (list the balance sheet elements with different bases for financial and tax purposes) for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future income taxes. There were no income taxes provided for on December 31, 2003 and 2002.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company provides credit in the normal course of business. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

Since inception, the Company had no sales and purchases in 2002. The Company had significant sales to one customer representing 91.9 % of total revenues in 2003. This significant customer, Shanghai Yikeli Co., is not related party to the Company. The Company has also made significant purchases from one vendor representing 42.2% of total purchases in 2003. This significant vendor, Shanghai Chang Lu Trade Co, is not related party to the Company.

INVENTORIES

Inventories consist of the following:


                                                    December 31,
                                           	2003		2002
                                             -------------------------
                   Raw materials             $   59,219      $       -
                   Work in process               15,058              -
                   Finished goods                28,498              -
                                               --------       --------
                   Total                     $  102,775      $       -
                                               ========       ========



                 Heilongjiang ZhongQiang Power-Tech Co., Ltd.
                        (A Development Stage Company)
                     Notes to the Financial Statements

RELATED PARTY TRANSACTIONS

Loans to and from officers are unsecured, non-interest bearing and due upon demand. Loan from employees also are unsecured, non-interest bearing and due upon demand.

PREPAID EXPENSES

Prepaid expenses for the year ended December 31, 2003 includes the payment of $149,879 for services incidental to the Company's intention on becoming publicly traded in United States of America.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at cost, less accumulated depreciation, consists of the following:
                                                           December 31,
                                                      2003            2002
                                                   --------------------------

           Buildings and improvement               $ 2,080,999    $ 1,969,319
           Machinery and equipment                     497,602              -
           Vehicle                                      46,893              -
                                                     ---------      ---------
           Subtotal                                  2,625,494      1,969,319
           Less accumulated depreciation               118,959         16,159
                                                     ---------      ---------
           Total                                   $ 2,506,535    $ 1,953,160
                                                     =========      =========



Depreciation expense charged to operations was $102,800 and $16,159 in 2003 and 2002, respectively.

RIGHTS TO USE LAND AND POWER

The Company's office and manufacturing site is located in Shuangcheng Heilongjiang. The Company leases land per real estate contract from the People's Republic of China Government, for a period from August 2003 to September 2043. Per the People's Republic of China's governmental regulations, the Government owns all land. The Government allows maximum 50 year leases for commercial building owners.

The Company also leases power from the local government in Shuangcheng Heilongjiang, for a period July 2003 to July 2013.

The rights to use land and power at cost, less accumulated amortization, consists of the following:

                                                           December 31,
                                                      2003            2002
                                                   --------------------------

           Right to use land                       $  420,760      $  418,331
           Right to use power                          42,287          42,270
                                                    ---------       ---------
           Subtotal                                   463,047         460,601
           Less accumulated amortization               20,506    	6,012
                                                    ---------       ---------
           Total                                   $  442,541      $  454,589
                                                    =========       =========


Amortization expense charged to operations was $14,494 and $6,012 in 2003 and 2002, respectively.



                 Heilongjiang ZhongQiang Power-Tech Co., Ltd.
                        (A Development Stage Company)
                      Notes to the Financial Statements

PATENTS

The patents at cost, less accumulated amortization, consists of following:


                                                           December 31,
                                                      2003            2002
                                                   --------------------------

           Patents                                 $  97,417       $       -
           Less accumulated amortization               1,421               -
                                                    --------        --------
           Total                                   $  95,996       $       -
                                                    ========        ========

Amortization expense charged to operations was $1,421 and $0 in 2003 and 2002, respectively.

LOAN RECEIVABLE, OTHERS

Loan receivable, others represents the unsecured loan to non-related third parties, non-interest bearing and due upon demand.

NOTE PAYABLE

The note payable represents an unsecured demand loan from Shuangcheng National Owned Assets Operation Ltd. with expiration date on June 1, 2004 and monthly interest rate 5.7525%.

LOAN PAYABLE, OTHERS

Loan payable, others represents the unsecured loan from non-related third parties, non-interest bearing and due upon demand.

TAXES  RECEIVABLE

Taxes receivable was $28,495 and $0 as of December 31, 2003 and 2002, respectively and consist of the following:

                                                          December 31,
                                                      2003           2002
                                                   -----------------------

            Value-added tax                        $  28,541     $       -
            Payroll tax                                   46             -
                                                    --------      --------
            Total Taxes receivable                 $  28,495     $       -
                                                    ========      ========



                Heilongjiang ZhongQiang Power-Tech Co., Ltd.
                       (A Development Stage Company)
                     Notes to the Financial Statements

LONG-TERM DEBT

Long-term debt represents $21,748 car loan from China Bank with 24 months term and monthly interest rate 4.575%. The loan started on December 10, 2003 and is secured by the car.

The following is a schedule of future minimum payments of long-term debt:

     Year Ending December 31,
                2004                             $  10,626
                2005                                11,122
                                                  --------
                Total minimum payments required  $  21,748
                                                  ========

EMPLOYEE WELFARE PLAN

The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual pre-tax contributions of 14% of all employees' salaries.

The total expense for the above plan amounted to $24,546 and $0 for the years ended December 31, 2003 and 2002, respectively.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs is $493,114 and $0 in 2003 and 2002, respectively. Shuangcheng Science and Technology Bureau has committed to grant the Company $604,105 (RMB5,000,000), if the Company's research and development products pass the international or local bureau's standards by December 31, 2004.

WARRANTIES

The Company warrants that all equipment manufactured by it will be free from defects in material and workmanship under normal use for a period of one year from the date of shipment. The Company's experience for costs and expenses in connection with such warranties has been minimal and through December 31, 2003, no amounts have been considered necessary to reserve for warranty costs at this time.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The current carrying amounts of the Company's cash, accounts receivable, accounts payable and accrued expenses, and note payable approximate their fair values on December 31, 2003 and 2002 due to the short term maturities of these financial instruments.

The carrying amounts of the Company's long-term debt approximate its fair value on December 31, 2003, and 2002 based on current rates at which the Company could borrow funds with similar maturities.





                 Heilongjiang ZhongQiang Power-Tech Co., Ltd.
                         (A Development Stage Company)
                      Notes to the Financial Statements

NEW ACCOUNTING PRONOUNCEMENTS

In August 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets to be Disposed of, and provides guidance on classification and accounting for such assets when held for sale or abandonment. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 did not have a significant impact on the Company's results of operations or financial position.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that statement, SFAS No. 44, Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. This statement amends SFAS No. 13, Accounting for Leases, to eliminate inconsistencies between the required accounting for sales-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions. Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No. 145 related to the rescissions of SFAS No. 4 were effective for the Company on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on the Company's results of operations or financial position.

In June 2003, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on the Company's results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, which provides alternative methods of transition for a voluntary change to fair value based method of accounting for stock-based employee compensation as prescribed in SFAS 123, Accounting for Stock-Based Compensation. Additionally, SFAS No. 148 required more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The provisions of this Statement are effective for fiscal years ending after December 15, 2002. The adoption of this statement is not expected to have a significant impact on the Company's results of operations of financial position.



                Heilongjiang ZhongQiang Power-Tech Co., Ltd.
                       (A Development Stage Company)
                     Notes to the Financial Statements


NEW ACCOUNTING PRONOUNCEMENTS (Continued)

In April 2003, the FASB issued SFAS Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement is not expected to have a significant impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement is not expected to have a significant impact on the Company's results of operations or financial position.

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements are effective for the Company during the third quarter ending March 31, 2003. The adoption of FIN 45 did not have a significant impact on the Company's results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company' results of operations or financial position.








                    *       *       *       *       *

                                                           Exhibit 10


                           SHARE EXCHANGE AGREEMENT


     AGREEMENT dated April 13, 2004 by and between BUY IT CHEAP.COM, INC., a Delaware corporation (hereinafter referred to as "BYCC") and the individual signatories to this agreement, being all of the shareholders of CASHTECH INVESTMENT LIMITED, a British Virgin Islands corporation (hereinafter referred to as the "BVICORP SHAREHOLDERS").

     WHEREAS, CASHTECH INVESTMENT LIMITED ("BVICORP") is a British Virgin Islands corporation which owns seventy percent (70%) of the issued and outstanding capital stock of Harbin Zhongqiang Power-Tech Co., Ltd., a corporation organized under the laws of the People's Republic of China ("ZQ POWER-TECH"); and

     WHEREAS, the BVICORP SHAREHOLDERS own all of the issued and outstanding capital stock of BVICORP; and

     WHEREAS, the BVICORP SHAREHOLDERS desire to transfer to BYCC and BYCC desires to acquire one hundred (100%) percent of such shares.

     NOW, THEREFORE, it is agreed:

     1. Definitions. As used herein, the following terms shall have the meanings set forth below:

     a. "Applicable Law" means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses or corporate existence of BYCC, BVICORP or ZQ POWER-TECH.

     b. "GAAP" means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

     c. "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

     d. "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:

          (i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

          (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

          (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

     e. "Tax Return" means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     2.   Share Exchange.

     a. On the Closing Date (defined herein), the BVICORP SHAREHOLDERS shall transfer and assign to BYCC all of the issued and outstanding capital stock of BVICORP. The BVICORP SHAREHOLDERS represent and warrant that upon delivery to BYCC of certificates for said shares, all of the right, title and interest in said shares will be transferred to BYCC free of Liens, claims and encumbrances.

     b. On the Closing Date, BYCC shall issue to the BVICORP SHAREHOLDERS a total of nine million seven hundred twenty thousand (9,720,000) shares of common stock and seven hundred twenty-five thousand four hundred ninety-four (725,494) shares of Series D Preferred Stock. The shares shall be issued in proportion to the relative interests of the BVICORP SHAREHOLDERS in BVICORP, as set forth on Schedule 2a hereto. No fractional shares will be issued; in lieu thereof, the number of shares to each STOCKHOLDER will be rounded up to the next whole share.
BYCC warrants that the common stock and the preferred stock, when so issued, will be duly authorized, fully paid and non-assessable.

     c. On the Closing Date, BYCC shall enter into a Registration Rights Agreement in the form annexed hereto as Exhibit A with those of the BVICORP SHAREHOLDERS listed as signatories in said Exhibit A.

     d. The parties intend that the exchange of shares described above shall qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code. The parties further intend that the issuance of the common stock and the preferred stock by BYCC to the BVICORP SHAREHOLDERS shall be exempt from the provisions of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of said Act.

     3. Closing. The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of BYCC at 11:00 A.M. on the first business day after the latter of
(a) 10 days after notice pursuant to Rule 14f-1 has been filed with the Securities and Exchange Commission ("SEC") and mailed to the shareholders of BYCC, or (b) such other date as the parties hereto shall agree upon. As used herein, "Closing Date" means the date on which the Closing occurs.

     4.   Warranties and Representations of BVICORP SHAREHOLDERS
In order to induce BYCC to enter into this Agreement and to complete the transaction contemplated hereby, the BVICORP
SHAREHOLDERS warrant and represent to BYCC that:

     a. Organization and Standing - BVICORP. BVICORP is a corporation duly organized, validly existing and in good standing under The International Business Companies Act of the British Virgin Islands. BVICORP is qualified to do business as a foreign corporation in every state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. The copy of the Memorandum of Association of BVICORP previously delivered to BYCC is true and complete as of the date hereof.

     b. Capitalization - BVICORP. BVICORP's entire authorized capital consists of $50,000 US, which has been divided into 50,000,000 shares of Common Stock, all of which shares are issued and outstanding. There are no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which BVICORP or the BVICORP SHAREHOLDERS are bound, calling for the issuance of any additional equity securities of BVICORP. All of the outstanding BVICORP Common Shares have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable securities laws.

     c. Ownership of BVICORP Shares. The BVICORP SHAREHOLDERS are the sole owners of the outstanding shares of BVICORP Common Stock, free and clear of all liens, encumbrances, and restrictions whatsoever. By the transfer of the BVICORP Common Stock to BYCC pursuant to this Agreement, BYCC will thereby acquire good and marketable title to 100% of the capital stock of BVICORP, free and clear of all Liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the BVICORP Common Shares will not have been registered under the Securities Act of 1933, or any applicable State Securities laws.

     d. Business Operations and Liabilities - BVICORP. BVICORP has conducted no business operations other than the acquisition of ownership of the capital stock of ZQ POWER-TECH. The only liability of BVICORP is a liability for a consulting fee owed to Warner Technology and Investment Corp., which will be fully satisfied by the issuance of shares at closing contemplated by
Section 8c of this Agreement.

     e. Organization and Standing - ZQ POWER-TECH. ZQ POWER-TECH is a corporation duly organized, validly existing and in good standing under the laws of the People's Republic of China. Until a name change was effected in 2004, the corporate name of ZQ POWER-TECH was "Heilongjiang ZhongQiang Power-Tech Co., Ltd. ZQ POWER-TECH is qualified to do business as a foreign corporation in every state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. The copies of the Certificate of Incorporation and Bylaws of ZQ POWER-TECH previously delivered to BYCC are true and complete as of the date hereof.

     f. Capitalization - ZQ POWER-TECH. ZQ POWER-TECH's entire authorized capital stock consists of 50,000,000 shares of Common Stock $.12 par value, all of which are shares of Common Stock that are issued and outstanding. There are no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which ZQ POWER-TECH or BVICORP are bound, calling for the issuance of any additional equity securities of ZQ POWER-TECH. All of the outstanding ZQ POWER-TECH Common Shares have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable securities laws.

     g. Ownership of ZQ POWER-TECH Shares. BVICORP is the owner of seventy percent (70%) the outstanding shares of ZQ POWER-TECH Common Stock, free and clear of all Liens, encumbrances, and restrictions whatsoever.

     h. Corporate Records. All of the books and records of each of BVICORP and ZQ POWER-TECH including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation. All reports, returns and statements currently required to be filed by either BVICORP or ZQ POWER-TECH with any government agency with respect to the business and operations of BVICORP or ZQ POWER-TECH have been filed or valid extensions have been obtained in accordance with normal procedures and all governmental reporting requirements have been complied with.

     i. Governmental Consent. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other non-U.S., U.S., state, county, local or other foreign governmental authority, instrumentality, agency or commission is required by or with respect to BVICORP or ZQ POWER-TECH in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     j. Taxes. Each of BVICORP and ZQ POWER-TECH has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith. There is no material claim for Taxes that is a Lien against the property of BVICORP or ZQ POWER-TECH other than Liens for Taxes not yet due and payable.

     k. Pending Actions. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting BVICORP, ZQ POWER-TECH, or against ZQ POWER-TECH's Officers or Directors or the BVICORP SHAREHOLDERS that arose out of their operation of ZQ POWER-TECH. Neither BVICORP, ZQ POWER-TECH nor any of the BVICORP SHAREHOLDERS are subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a material adverse effect on the business of ZQ POWER-TECH or BVICORP.

     l. ZQ POWER-TECH Financial Statements. The BVICORP SHAREHOLDERS have delivered to BYCC the financial statements of ZQ POWER-TECH for the years ended December 31, 2003 and 2002 with an audit report signed by Rosenberg Rich Baker Berman & Company
(the "ZQ Financial Statements").   The ZQ Financial Statements
have been prepared by independent auditors in accordance with GAAP and present fairly in all material respects the financial condition of TLI as of the dates thereof.

     m. Absence Of Certain Changes Or Events. Except as set forth on Schedule 4m, to the knowledge of any of the BVICORP
SHAREHOLDERS, since December 31, 2003:

     (A) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of ZQ POWER-TECH or (ii) any damage, destruction, or loss to ZQ POWER-TECH (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of ZQ POWER-TECH;

     (B) ZQ POWER-TECH has not (i) amended its Certificate of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of ZQ POWER-TECH; (iv) made any material change in its method of management, operation, or accounting; (v) other than in the ordinary course of business, entered into any other material transaction; (vi) other than pursuant to any existing employment agreement, made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;
(vii) other than pursuant to any existing employment agreement, increased the rate of compensation payable or to become payable by it to any of its officers or any of its employees whose monthly compensation exceeds $5,000; or (viii) other than pursuant to any existing employment agreement, made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

     (C) ZQ POWER-TECH has not (i) materially borrowed or agreed to borrow any funds, or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the ZQ Financial Statements and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except non-material assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $50,000), or canceled, or agreed to cancel, any debts or claims (except non-material debts or claims which in the aggregate are of a value of less than $50,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of ZQ POWER-TECH; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

     (D)  to the knowledge of any of the BVICORP SHAREHOLDERS, ZQ
POWER-TECH has not become subject to any law or regulation which materially and adversely affects, or in the future is substantially likely to have a material adverse effect on ZQ POWER-TECH.

     n. Ownership of Assets. Except as specifically identified in the ZQ Financial Statements, ZQ POWER-TECH has good, marketable title, without any Liens or encumbrances of any nature whatever, to all of the following, if any: its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by ZQ POWER-TECH as of this date. Except in the ordinary course of its business, ZQ POWER-TECH has not disposed of any such asset since December 31, 2003.

     o. No Interest in Suppliers, Customers, Creditors or Competitors. Except as specifically identified in the ZQ Financial Statements, neither the BVICORP SHAREHOLDERS nor any member of their families have any interest of any nature whatever in any supplier, customer, creditor or competitor of ZQ POWER-TECH.

     p. No Debt Owed to BVICORP SHAREHOLDERS. Except as specifically identified in the ZQ Financial Statements, neither
BVICORP nor ZQ POWER-TECH owes any money, securities, or property to any of the BVICORP SHAREHOLDERS or any member of their families or to any company controlled by or under common control with such a person, directly or indirectly.

     q. Intellectual Property And Intangible Assets. To the knowledge of any of the BVICORP SHAREHOLDERS, ZQ POWER-TECH has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business. ZQ POWER-TECH has not received any written notice that the rights of any other person are violated by the use by ZQ POWER-TECH of the intellectual property. None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of any of the BVICORP SHAREHOLDERS, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

     r. Validity of the Agreement. This Agreement has been duly executed by the BVICORP SHAREHOLDERS and constitutes the valid and binding obligation of each of them, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, the Certificate of Incorporation or Bylaws of either BVICORP or ZQ POWER-TECH, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which BVICORP or ZQ POWER-TECH or the BVICORP SHAREHOLDERS is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by ZQ POWER-TECH can continue to be so conducted after completion of the transaction contemplated hereby.

     s. Compliance with Laws. ZQ POWER-TECH's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. ZQ POWER-TECH is not in violation of any law, ordinance or regulation of the People's Republic of China or of any other jurisdiction. ZQ POWER-TECH holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities (collectively, "Permits") necessary or proper for the current use, occupancy or operation of its business, and all of the Permits are now in full force and effect.

     5. Warranties and Representations of BYCC. In order to induce the BVICORP SHAREHOLDERS to enter into this Agreement and to complete the transaction contemplated hereby, BYCC warrants and represents to the BVICORP SHAREHOLDERS that:

     a. Organization and Standing. BYCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BYCC is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. The copies of the Certificate of Incorporation and Bylaws of BYCC previously delivered to the BVICORP SHAREHOLDERS are true and complete as of the date hereof. BYCC has conducted no material business operations within the past three years.

     b. Capitalization. BYCC's entire authorized capital stock consists of 20,000,000 shares of common stock, $.001 par value, and 2,000,000 shares of preferred stock, $.001 par value. There are 9,190,802 shares of BYCC Common Stock issued, 9,040,582 shares of BYCC Common Stock outstanding and 10,000 shares of Series C Preferred Stock outstanding. The relative rights and preferences of BYCC's equity securities are set forth on the Certificate of Incorporation, as amended and BYCC's Bylaws.
There are no other voting or equity securities outstanding, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which BYCC is bound, calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security.

     c. Corporate Records. All of BYCC's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation; all of said books and records will be delivered to BYCC's new management at the Closing.

     d.   BYCC Financial Condition.  Except as set forth on
Schedule 5d, BYCC has no assets of liabilities of any kind or nature, undisclosed fixed or contingent.

     e. Significant Agreements. BYCC is not bound by any contract, agreement, lease, commitment, guarantee or arrangement of any kind.

     f. Taxes. BYCC has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith. There is no material claim for Taxes that is a Lien against the property of BYCC other than Liens for Taxes not yet due and payable.

     g. Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting BYCC or against BYCC's Officers or Directors that arose out of their operation of BYCC. Except as set forth on Schedule 5g, BYCC is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

     h. Validity of the Agreement. All corporate and other proceedings required to be taken by BYCC in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by BYCC, and constitutes a valid and binding obligation of BYCC except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, BYCC's Certificate of Incorporation or Bylaws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which BYCC is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

     i. Trading Status. BYCC's common stock is listed on the OTC Bulletin Board, with the symbol "BYCC." To the knowledge of BYCC, BYCC has not been threatened with or is subject to removal of its common stock from the OTC Bulletin Board.

     j.   SEC Status.    The common stock of BYCC is registered
pursuant to Section 12(g) of the Securities and Exchange Act of 1934. BYCC has filed all reports required by the applicable regulations of the SEC. All of the filings by BYCC under the Exchange Act within the past three years were true, correct and complete in all material respects when filed, were not misleading and did not omit to state any material fact which was necessary to make the statements contained in such public filings not misleading in any material respect.

     k. Compliance with laws. BYCC's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. BYCC is not in violation of any applicable law, ordinance or regulation.

     6.   Pre-Closing Covenants.

     a. Tax-Free Exchange. The Parties intend that the transactions contemplated by this Agreement qualify as a tax-free exchange under Section 351 of the United States Internal Revenue
Code. The Parties will take the position for all purposes that the said transactions qualify under said Section 351.

     b. Announcement. Prior to the Closing, no Party hereto nor BVICORP or ZQ POWER-TECH shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation. The Parties will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by Applicable Law. Upon execution of this Agreement, BYCC shall issue a press release, which shall be approved by BVICORP.

     c.   Access to Information

          (A) Inspection by ZQ POWER-TECH. BYCC will make available for inspection by ZQ POWER-TECH, during normal business hours, all of BYCC's records (including tax records), books of account, premises, contracts and all other documents in BYCC's possession or control that are reasonably requested by ZQ POWER-TECH to inspect and examine the business and affairs of BYCC. BYCC will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of ZQ POWER-TECH concerning the business and affairs of BYCC. ZQ POWER-TECH will treat and hold as confidential any information they receive from BYCC in the course of the reviews contemplated by this Section 6c(A). No examination by ZQ POWER-TECH will, however, constitute a waiver or relinquishment by ZQ POWER-TECH of its rights to rely on BYCC's covenants, representations and warranties made herein or pursuant hereto.

          (B) Inspection by BYCC. The BVICORP SHAREHOLDERS will cause ZQ POWER-TECH to make available for inspection by BYCC, during normal business hours and in a manner so as not to interfere with normal business operations, all of ZQ POWER-TECH's records (including tax records), books of account, premises, contracts and all other documents in ZQ POWER-TECH's possession or control that are reasonably requested by BYCC to inspect and examine the business and affairs of ZQ POWER-TECH. The BVICORP SHAREHOLDERS will cause the managerial employees of ZQ POWER-TECH and its regular independent accountants to be available upon reasonable advance notice to answer questions of BYCC concerning the business and affairs of ZQ POWER-TECH. BYCC will treat and hold as confidential any information it receives from ZQ POWER-TECH in the course of the reviews contemplated by this Section 6c(B). No examination by BYCC will, however, constitute a waiver or relinquishment by BYCC of its rights to rely on the BVICORP SHAREHOLDERS' covenants, representations and warranties made herein or pursuant hereto.

     7.   Conditions Precedent to Closing.

     a.   Conditions Precedent to Obligations of BVICORP
SHAREHOLDERS. The obligations of the BVICORP SHAREHOLDERS under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

          (A) BYCC's representations and warranties contained herein shall be true and correct on the Closing Date, as if such representations and warranties had been made on and as of the Closing Date, and the President and the Chief Financial Officer of BYCC shall each have delivered to the BVICORP SHAREHOLDERS a certification to such effect.

          (B) BYCC shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by it prior to or at the time of the Closing.

          (C) BYCC shall have filed with the Secretary of State of the State of Delaware a Certificate of Designation of the Series D Convertible Preferred Stock in the form annexed hereto as Exhibit B.

          (D) BYCC shall have filed a Rule 14f-1 notice with the SEC and mailed such notice to its shareholders at least ten days before the Closing Date, and shall not have received any comments thereon from the SEC.

          (E) BYCC's common stock will continue to be listed for trading on the OTC Bulletin Board.

          (F) The BVICORP SHAREHOLDERS shall have completed to their own satisfaction due diligence with respect to BYCC.

          (G) Since the date of this Agreement, BYCC shall have not suffered any material adverse event.

          (H) All documents and instruments to be delivered pursuant to this Agreement shall be reasonably satisfactory in substance and form to the BVICORP SHAREHOLDERS and their counsel, and the BVICORP SHAREHOLDERS and their counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

     b. Conditions Precedent to Obligations of BYCC. The obligations of the BYCC under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

          (A) The representations and warranties of the BVICORP SHAREHOLDERS contained herein shall be true and correct on the Closing Date, as if such representations and warranties had been made on and as of the Closing Date, and the President and the Chief Financial Officer of ZQ POWER-TECH shall each have delivered to BYCC a certification to such effect.

          (B) The BVICORP SHAREHOLDERS shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

          (C) BYCC shall have completed to its own satisfaction due diligence with respect to BVICORP and ZQ POWER-TECH.

          (D) Since the date of this Agreement, neither BVICORP nor ZQ POWER-TECH shall have not suffered any material adverse event.

          (E) All documents and instruments to be delivered pursuant to this Agreement shall be reasonably satisfactory in substance and form to BYCC and its counsel, and BYCC and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

     8.   Deliveries at Closing

     a. At the Closing the BVICORP SHAREHOLDERS shall deliver to BYCC the following:

          A. Certificates for the outstanding shares of BVICORP duly endorsed for transfer to BYCC.

          B.  The Certification of the President and Chief
Financial Officer of ZQ POWER-TECH described in Section 7b(A) hereof.

          C. A certificate of good standing issued by the British
Virgin Islands with respect to BVICORP within seven days prior to the closing date.

          D. A bank check or wire transfer payable to counsel for BYCC in the aggregate amount of BYCC liabilities identified on Schedule 5d as "liabilities to be paid at closing." Counsel shall hold the funds in escrow and apply them to payment of the said liabilities.

     b.   At the Closing, BYCC shall deliver to the BVICORP
SHAREHOLDERS the following:

          A. Certificates for nine million seven hundred twenty thousand (9,720,000) shares of BYCC common stock and seven hundred twenty-five thousand, four hundred and ninety-four
(725,494)   shares of Series D Preferred Stock in the names and
individual quantities specified on Schedule 2a hereto.

          B.  The Certification of the President and Chief
Financial Officer of BYCC described in Section 7a(A) hereof.

          C. A written representation executed by Robert Brantl, Esq. to the effect that he represented BYCC in connection with the within transaction, that he has reviewed this agreement with the duly authorized representatives of BYCC, and that he is not aware of any fact that would make any or the representations of BYCC in this agreement not true and complete as of the Closing Date.

          D. A certificate of good standing issued by the Delaware Secretary of State with respect to BYCC within seven days prior to the Closing Date.

          E. A certification signed by the Secretary of BYCC attesting to the adoption and continuing effectiveness of resolutions of the BYCC Board of Directors (i) ratifying and approving this Agreement, and (ii) electing Zhiguo Fu and John Leo to serve as the member of the BYCC Board of Directors effective on the completion of the Closing.

          F. The resignations of all of the officers and directors of BYCC effective on the completion of the Closing.

          G.  All books and records of BYCC.

          H. A Share Lock-Up Agreement in the form annexed hereto as Exhibit C, executed by each of Robert Edwards (400,000), Anthony Consi (350,000), Stephen Roman (308,153),
Verchi Holdings (550,000), Fowler Holdings (450,000), Lyncroft Corp. (100,000), Majestic International (633,400), Jonathan Wu (321,405), and Frank Lin (83,400) with respect to the number of shares recited in this section, accompanied by the certificates for the shares subject to the Lock-Up Agreement to be delivered to the escrow agent pursuant to the Share Lock-Up Agreement.

     c. The BVICORP SHAREHOLDERS have represented to BYCC that they are parties to a consulting agreement with Warner Technology & Investment Corp. ("Warner"), which will require the issuance to Warner at Closing of one million eighty thousand (1,080,000) shares of BYCC Common Stock and eighty thousand six hundred ten (80,610) shares of Series D Preferred Stock. Accordingly, BYCC will deliver to the BVICORP SHAREHOLDERS at Closing certificates for the shares to be issued to Warner.

     9.   Termination.  This Agreement may be terminated at any
time before or at Closing, by:

     a.   The mutual agreement of the parties;


     b.   Any party if:

                    (i)  Any provision of this Agreement
               applicable to a party shall be materially untrue or fail to be accomplished.

                    (ii) Any legal proceeding shall have been
               instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement or any material component thereof.

     c. BYCC, if the BVICORP SHAREHOLDERS shall have breached in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by BYCC to the BVICORP SHAREHOLDERS;

     d. the BVICORP SHAREHOLDERS, if BYCC shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by the BVICORP SHAREHOLDERS to BYCC; or

     e. Without any action on the part of the Parties if required by Applicable Law or if the Closing shall not have occurred on or prior to May 15, 2004.

     Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other for such costs and expenses.

     10. Restriction on Resale. The BYCC Common Shares and the Series D Preferred Stock to be issued by BYCC to the BVICORP SHAREHOLDERS hereunder and to Warner at the Closing will not be registered under the Securities Act of 1933, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of within the United States of America until: (i) a registration statement with respect to such securities is declared effective under the Securities Act of 1933, or (ii) BYCC receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for BYCC, that an exemption from the registration requirements of the Securities Act of 1933 is available.

     The certificates representing the shares which are being issued to the BVICORP SHAREHOLDERS pursuant to this Agreement and to Warner shall contain a legend substantially as follows:

     "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT
     WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR BUY IT CHEAP.COM, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR BUY IT CHEAP.COM, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

     11.  Confidentiality.   BYCC, on the one hand, and each of
the BVICORP SHAREHOLDERS, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 6c hereof (except for any information disclosed to the public pursuant to a press release authorized by the Parties) and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party's confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time, or (vi) in connection with any arbitration proceeding hereunder pursuant to Section 13.

     12.  Applicable Law; Arbitration.

     a.   Governing Law.   This Agreement shall be governed by
the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

     b.   Arbitration.   Any controversy or claim among the
Parties arising out of or relation to this Agreement or arising in connection with any breach hereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any award rendered in any arbitration hereunder or in connection herewith shall be final and binding on the Parties and judgment upon such award shall be rendered in any court of competent jurisdiction. Any arbitration shall be held in the State of New Jersey. A single arbitrator shall conduct all arbitrations.

     13.  Notices.   All notices and other communications under
this Agreement shall be in writing and shall be deemed to have been given or made as follows:

     (a) If sent by an overnight air courier with a national reputation, 2 business days after being sent;

     (b) If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

     (c)  If otherwise actually personally delivered, when delivered.

     All notices and other communications under this Agreement shall be sent or delivered as follows:

     If to the BVICORP SHAREHOLDERS, to:

          David Zhou
          Warner Technology & Investment Corp.
          15 Warren Street, Suite 313
          Jersey City, NJ 07302
          Telephone:  (201) 200-9394
          Facsimile:  (201) 200-1782

     with a copy to (which shall not constitute notice):

          Darren L. Ofsink, Esq.
          Guzov Ofsink, LLC
          600 Madison Avenue, 22nd Floor
          New York, NY 10022
          Telephone:  (212) 371-8008
          Facsimile:  (212) 688-7273

     If to BYCC, to:

          Buy It Cheap.com, Inc.
          c/o Autobar
          1800 Bloomsbury Avenue
          Ocean, New Jersey 07712
          Attention:  Steve Roman
          Telephone:  (732) 922-3609
          Facsimile:  (732) 922-2221

     with a copy to (which shall not constitute notice):

          Robert Brantl, Esq.
          322 4th Street
          Brooklyn, NY 11215
          Telephone:  718-768-6045
          Facsimile:  718-965-4042

      Each Party may change its address by written notice in accordance with this Section.


     14. Covenant of Cooperation. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. In particular, but not by way of limitation, the BVICORP SHAREHOLDERS agree that they will cause BYCC to execute such documents and provide such acknowledgements as may be required after the Closing in order to complete the assignment of the BYCC domain name which was initiated prior to the Closing.

     15. Assignment; Binding Effect. This Agreement, including both its obligations and benefits, shall inure to the benefit of, and be binding on the respective permitted assigns, transferees and successors of the parties. This Agreement may not be assigned or transferred in whole or in part by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

     16.  Rules of Construction.   The Parties agree that each of
them has been represented by counsel during the negotiation and execution of this Agreement and, therefore, each of them waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     17. Counterparts; Translations. This Agreement may be executed in multiple facsimile counterparts, which may be in either the English language or the Chinese language provided that the translation has been certified accurate by an independent third party. Each of the counterparts shall be deemed an original, and together they shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year written on the first page.


BUY IT CHEAP.COM, INC.


By: --------------------------     ----------------------------
    Anthony J. Consi               Zhiguo Fu
    President

------------------------------     ----------------------------
Xiuhua Tang                        Guifen Zuo


------------------------------     ----------------------------
Dongmei Chen                       Huaqin Zhou


------------------------------     ----------------------------
Huanyu Wang                        Yin Wang


------------------------------     ----------------------------
Yaozhen Li                         Yaman Tao


------------------------------     ----------------------------
Guohua Wan                         Lijian Gao


------------------------------     ----------------------------
Guopeng Gao                        Hongjun Si


------------------------------     ----------------------------
Jianjun Chen                       Ping Dong


------------------------------     ----------------------------
Min Wang                           Chunli Tian


------------------------------     ----------------------------
Danyuan Liu                        Shuqin Ai




                            EXHIBIT A

                  REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered into as of April __, 2004, by and among BUY IT CHEAP.COM, INC., a Delaware corporation (hereinafter referred to as the "Company") and the individual signatories to this agreement.

     WHEREAS, the Company and the shareholders of Cashtech
Investment Limited ("Cashtech") are parties to a Share Exchange
Agreement dated April 13, 2004 (the "Exchange Agreement"); and

     WHEREAS, The Exchange Agreement provides that certain parties shall be granted registration rights as more fully set forth herein.

     NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.   Definitions.  For purposes of this Agreement:

     1.1 Form S-3. The term "Form S-3" mean such forms under the Securities Act as are in effect on the date hereof, such other forms available to a registrant similar to the Company or any successor registration forms under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     1.2      Holder.   The term "Holder" means the individual
signatories to this Agreement, or any assignee of record of such Registrable Securities and the rights hereunder.

     1.3      Ordinary Shares.     The term "Ordinary Shares"
means shares of the $.001 par value per share common stock of the Company.

     1.4 Registration Expenses. The term "Registration Expenses" means all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the expenses of Underwriters customarily paid by similarly situated companies in connection with underwritten offerings of equity securities to the public, excluding any such fees, commissions and underwriting discounts based on the proceeds of sales of Registrable Securities by
selling Holders.   With respect to expenses incurred in
connection with this Agreement, "Registration Expenses" shall include reasonable fees and disbursements of a single special counsel for the Holders.

     1.5 Registrable Securities. The term "Registrable Securities" means (1) all Ordinary Shares of the Company issued pursuant to the Exchange Agreement to any of the Holders or their assignees or (2) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such Ordinary Shares described in clause (1) of this subsection; excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Agreement are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

          1.5.1 Registrable Securities Then Outstanding. The number of shares of "Registrable Securities then outstanding" shall mean the number of Ordinary Shares which are Registrable
Securities and are then issued and outstanding.

          1.5.1.1   Registration.  The terms "register,"
"registration" and "registered" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

          1.5.1.2   Registration Statement.  The term
"Registration Statement" means any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company

     1.6 SEC. The term "SEC" shall mean the Securities and Exchange Commission.

     1.7      Securities Act. The term "Securities Act" means the
Securities Act of 1933, as amended as of the date of this Agreement.

     1.8     Underwriter.       The term "Underwriter" shall mean
a dealer, as defined under the Securities Act, which has agreed to offer the Company's securities to the public.

          1.8.1  Managing Underwriter.  The term "Managing
Underwriter" shall mean the Underwriter or Underwriters in an Underwriting which have primary responsibility for the Underwriting.

     1.9 Underwriting. The term "Underwriting" shall mean a registration in which the Company's securities are either sold to an Underwriter for reoffering to the public or sold to the public by an Underwriter.

2.   Demand Registration.

     2.1      Request by Holders.       If the Company shall
receive, at any time after the date of this Agreement, a written request from any of the Holders of the Registrable Securities then outstanding that the Company file a Registration Statement, covering the registration of Registrable Securities, then the Company shall, within twenty (20) days after the receipt of such written request, give written notice of such request
("Request Notice") to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Agreement.

     2.2 Underwriting. If the Holders initiating the registration request under this Section 2 (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this
Section 2 and the Company shall include such information in the written notice referred to in subsection 2.1. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.
All Holders proposing to distribute their securities through such underwriting shall enter into an Underwriting agreement in customary form with the Managing Underwriter or Underwriters selected for such underwriting by the Holders holding more than fifty percent
(50%) of the Registrable Securities to be underwritten; provided that any such Underwriting agreement shall not impair the indemnification rights of the Holders granted under this Agreement; and provided further, that the representations and warranties given by, and the other agreement on the part of, the Company to and for the benefit of the Underwriter(s) shall also be made to and for the benefit of the Holders; and provided further, that the Company shall ensure that no Underwriter(s) requires any Holder to make any representations or warranties to, or agreements with, any Underwriter(s) in a Registration other than customary representations, warranties and agreements relating to such Holders free and unencumbered title to the Registrable Securities and authority to enter into the underwriting agreement.
Notwithstanding any other provision of this Section 2, if the Underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable
Securities that may be included in the underwriting shall be reduced as required by the Underwriter(s) and the Company will include in such registration (i) first, the maximum number of Registrable Securities requested to be included therein, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities requested to be included in such registration by each such Holder, and (ii) second, the maximum amount of other securities requested to be included therein
(including any by the Company), pro rata among the holders of such other securities on the basis of the number of shares requested to be included in such registration by each such holder. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

     2.3         Deferral.   Notwithstanding the foregoing, if
the Company shall furnish to the Holders requesting the filing of a Registration Statement pursuant to this Section 2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, then the Company shall have the right to defer such filing for a period of not more than sixty
(60) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; and provided further, that during such sixty (60) day period the Company shall not file a registration statement with respect to the public offering of securities of the Company or any other selling shareholder.

     2.4 Expenses. All Registration Expenses incurred in connection with a registration pursuant to this Agreement, shall be borne by the Company. Each Holder participating in a registration pursuant to this Agreement shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to Underwriters in connection with such offering.

3.   Piggyback Registrations.

     3.1 Notice by Company. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any Registration Statement (including, but not limited to, Registration Statements relating to secondary offerings of securities of the Company, but excluding Registration Statements relating to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such Registration Statement all or any part of the Registrable Securities then held by such Holder.
Each Holder desiring to include in any such Registration Statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such Registration Statement. The Company thereupon will use its best efforts as a part of its filing of such Registration Statement to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent required to permit the disposition of the Registrable Securities so to be registered. If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

       3.2 Underwriting. If a Registration Statement under which the Company gives notice under this Section 3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holders Registrable Securities to be included in a registration pursuant to this Section 3 shall be conditioned upon such Holders participation in such underwriting and the inclusion of such Holders Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriter(s) selected for such underwriting; provided that any such underwriting agreement shall not impair the indemnification rights of the Holders granted under this Agreement; and provided further, that the representations and warranties given by, and the other agreements on the part of, the Company to and for the benefit of the Underwriter(s) shall also be made to and for the benefit of the Investor; and provided further, that the Company shall ensure that no Underwriter(s) requires any Holder to make any representations or warranties to, or agreements with, any Underwriter(s) in a Registration other than customary representations, warranties and agreements relating to such Holders title to the Registrable Securities and authority to enter into the underwriting agreement. Notwithstanding any other provision of this Agreement, if the Managing Underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Managing Underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such Registration Statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the Underwriter, delivered at least twenty (20) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

     3.3 Expenses. All Registration Expenses incurred in connection with a registration pursuant to this Section 3 shall be borne by the Company.

4.   Registration on Form S-3.  With respect to all Registration
Statements filed pursuant to this Agreement, the Company shall use its best efforts to qualify for registration on Form S-3 any comparable or successor form or forms.

5. Obligations of the Company. Whenever required to effect the Registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

     5.1 Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use reasonable, diligent efforts to cause such Registration Statement to become effective unless and until all Holders have sold their Registrable Securities or such securities are eligible to be sold under Rule 144 under the Securities Act..

     5.2 Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

     5.3 Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

     5.4 Otherwise use its best efforts to comply with the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other applicable rules and regulations of the SEC, and make available to the securities holders; as soon as reasonably practicable, an earning statement covering the period of at least twelve (12) months after the effective date of such Registration Statement, which earning statement shall satisfy Section 10(a) of the Securities Act.

     5.5 Use reasonable, diligent efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders.

     5.6 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Managing
Underwriter(s) of such offering.

     5.7 Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of each Holder prepare and furnish to such Holder a reasonable number of copies of a supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     5.8 Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the Underwriters for sale, if such securities are being sold through Underwriters, or, if such securities are not being sold through Underwriters, on the date that the Registration Statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to Underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the Underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to Underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the Underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     5.9 Use its best efforts to list such Registrable Securities on each securities exchange on which any equity security of the Company is then listed, if such securities are already so listed, or, if the Company does not have a class of equity securities listed on a United States securities exchange, apply for qualification and use its best efforts to qualify Registrable Securities being registered for inclusion on the National Market System/NASD or the American Stock Exchange.

6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably required by the Company to timely effect the registration of their Registrable Securities.

7. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

8. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

     8.1 By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and control persons of each Holder, any Underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or Underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, "Violations" and, individually, a "Violation"):

          8.1.1     any untrue statement or alleged untrue
statement of a material fact contained in or incorporated by reference in any Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein;

          8.1.2 the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

          8.1.3 any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any other securities or other law of any jurisdiction, common law or otherwise, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such other laws, in connection with the offering covered by such Registration Statement; and the Company will reimburse each such Holder, partner, officer or director, Underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, Underwriter or controlling person of such Holder.
Notwithstanding the foregoing, the Company shall not be required to indemnify or hold harmless any Holder insofar as any Violation arises out of or is based on information furnished in writing to the Company by or on behalf of that Holder

     8.2 By Selling Holders. To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any Underwriter and any other Holder selling securities under such Registration Statement or any of such other Holders partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, Underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, Underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

     8.3 Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of its liability to the indemnified party under this Section 8 only if and to the extent it is prejudicial to its ability to defend such action, and the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8. In no event shall any indemnity under this Section 8 exceed the net proceeds received by such Holder in the registered offering out of which such violation arises.

     8.4 Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

     8.5. Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act, in any case in which either (1) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 8 provides for indemnification in such case, or (2) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under Section 8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the Registration Statement bears to the public offering price of all securities offered by and sold under such Registration Statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     8.6 Survival; Release. The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a Registration Statement, and otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which admits fault on behalf of the indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

9. Termination of the Companys Obligations. The Company shall have no obligations pursuant to this Agreement with respect to (a) any request or requests for registration made by any Holder pursuant to Section 2 or 3 of this Agreement on a date more than ten (10) years after the date of this Agreement or (b) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to this Agreement if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act.

10. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

     10.1 commencing on the date of this Agreement, make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

     10.2. File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

     10.3 So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

11.      General Provisions

     11.1 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for deliveries within a country, or three (3) business days after such deposit for international deliveries or (iv) three (3) business days after deposit in mail by certified mail (return receipt requested) or equivalent for deliveries within a country.

     All notices for international delivery will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number indicated for such party:

      in the case of the Company, at

          Buy It Cheap.com, Inc.
          c/o Autobar
          1800 Bloomsbury Avenue
          Ocean, New Jersey 07712
          Attention:  Steve Roman
          Telephone:  (732) 922-3609
          Facsimile:  (732) 922-2221

      with a copy to (which shall not constitute notice):

          Robert Brantl, Esq.
          322 4th Street
          Brooklyn, NY 11215
          Telephone:  718-768-6045
          Facsimile:  718-965-4042

      If to the signatories below, at the following address:

          David Zhou
          Warner Technology
          15 Warren Street, Suite 313
          Jersey City, NJ 07302
          Telephone:  (201) 200-9394
          Facsimile:  (201) 200-1782

or at such other address or facsimile number as such other party may designate by giving ten (10) days advance written notice by one of the indicated means of notice herein to the other party hereto. Notices by facsimile shall be machine verified as received.

     Any party hereto (and such partys permitted assigns) may by notice so given change its address for future notices hereunder.
Notice shall conclusively be deemed to have been given in the manner set forth above.

     11.2 Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

     11.3 Governing Law; Jurisdiction. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. The parties hereto consent to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement.

     11.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     11.5 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holders part of any breach, default or noncompliance under the Agreement or any waiver on such Holders part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     11.6 Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

     11.7 Successors And Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto, except that the Company may not assign or transfer any of its rights or obligations under this Agreement.

     11.8 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

     11.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.10 Costs And Attorneys Fees. In the event that any action, suit or other proceeding is instituted by any party hereto against any other party hereto concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such partys costs and attorneys fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

     11.11 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Ordinary Shares or preferred shares of the Company of any class or series, then, upon the occurrence of any subdivision, combination or share dividend of such class or series of shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

BUY IT CHEAP.COM, INC.


By:______________________


INDIVIDUAL SIGNATORIES


-----------------------------     ----------------------------
Xiuhua Tang                       Guifen Zuo


-----------------------------     -----------------------------
Dongmei Chen                      Huaqin Zhou


-----------------------------     -----------------------------
Huanyu Wang                        Yin Wang


-----------------------------     -----------------------------
Yaozhen Li                        Yaman Tao


-----------------------------     -----------------------------
Guohua Wan                        Lijian Gao


-----------------------------     -----------------------------
Guopeng Gao                       Hongjun Si


-----------------------------     -----------------------------
Jianjun Chen                      Ping Dong


-----------------------------     -----------------------------
Min Wang                          Chunli Tian


-----------------------------     -----------------------------
Danyuan Liu                       Shuqin Ai



WARNER TECHNOLOGY & INVESTMENT CORP.

By:_______________________________
   Huakang Zhou, President





                              EXHIBIT B


                     CERTIFICATE OF DESIGNATIONS,

                      PREFERENCES AND RIGHTS OF

                SERIES D CONVERTIBLE PREFERRED STOCK OF

                        BUY IT CHEAP.COM, INC.

                PURSUANT TO SECTION 151 OF THE DELAWARE

                       GENERAL CORPORATION LAW


     Buy It Cheap.com, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware
(hereinafter the "Corporation"), DOES HEREBY CERTIFY:

     Pursuant to authority expressly granted and vested in the Board of Directors of the Corporation by the provisions of the Corporation's Certificate of Incorporation, the Board of Directors adopted the following resolution on April __, 2004
(i) authorizing a series of the Corporation's previously authorized preferred stock, par value $.001 per share, and
(ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Eight Hundred and Six Thousand One Hundred and Thirteen (806,113) shares of Series D Convertible Preferred Stock of the Corporation, as follows:

     RESOLVED: That pursuant to the authority vested in the Board of Directors of the Corporation by the Corporation's Certificate of Incorporation (the "Certificate of Incorporation"), a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series D Convertible Preferred Stock (the "Series D Convertible Preferred Stock"), to consist of Eight Hundred and Six Thousand One Hundred and Thirteen (806,113) shares, par value $.001 per share, which shall have the following preferences, powers, designations and other special rights;

     1. Voting. Each holder of a share of Series D Convertible Preferred Stock of record shall have the right to cast that same number of votes, whether at a meeting of the shareholders or by consent given in lieu of a meeting of the shareholders, as would the holder of record of one hundred shares of common stock.

     2. Dividends. The Series D Convertible Preferred Stock shall not bear any dividends.

     3.  Liquidation.   Upon the liquidation, dissolution and
winding up of the Corporation, the holders of the Series D Convertible Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of one cent ($.01) per share.

     4.  Conversion.  The holders of shares of Series D
Convertible Preferred Stock shall have the following conversion rights:

     (a) Right to Convert. The holder of a share of Series D Convertible Preferred Stock shall have the right to convert each whole share of Series D Convertible Preferred Stock into one hundred (100) shares of common stock, $.001 par value. Said conversion rate shall be subject to equitable adjustment at the reasonable discretion of the Board of Directors of the Corporation in the event of the occurrence of the following events: a dividend or distribution payable in shares of common stock, subdivisions, combinations or reclassifications of the common stock, the distribution to the holders of common stock of evidences of indebtedness or assets (excluding cash dividends or distributions made out of current or retained earnings), a merger or consolidation, share exchange, reorganization, or sale of the assets of the Corporation.

     (b) Conversion Notice. A holder of Series D Convertible Preferred Stock may exercise his conversion right by giving a written notice of conversion (the "Conversion Notice") to the Corporation (x) by facsimile confirmed by a telephone call or (y) by registered mail or overnight delivery service. If such conversion will result in the conversion of all of such holder's shares of Series D Convertible Preferred Stock, such holder shall also surrender the certificate or certificates representing the shares so to be converted (the "Preferred Stock Certificates") to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series D Convertible Preferred Stock) at any time during its usual business hours on the date set forth in the Conversion Notice.

     (c) Issuance of Certificates; Time Conversion Effected. Promptly, but in no event more than five (5) trading days, after the receipt of the Conversion Notice referred to in Section 4(b) and surrender of the preferred stock certificates (if required), the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of common stock into which such shares of Series D Convertible Preferred Stock have been converted. In the alternative, if the Corporation's transfer agent is a participant in the electronic book transfer program, the transfer agent shall credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company. Such conversion shall be deemed to have been effected, and the Conversion Date shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice.

     5. Redemption of Series D Convertible Preferred Stock. At any time after June 30, 2005, the Corporation shall be entitled to redeem the shares of Series D Convertible Preferred Stock by giving written notice to the registered holders thereof not less than 15 nor more than 60 days prior to the redemption date. Each such notice shall state (1) the redemption date, (2) the number of share to be redeemed from each holder, and (3) the place where certificates for the Series D Convertible Preferred Stock are to be surrendered. Upon surrender in accordance with said notice of certificates for the shares to be redeemed, such shares shall be redeemed at a price of $.01 per share. Notice having been given, upon the redemption date (unless the Corporation shall default in paying the redemption price), said shares shall no longer be deemed to be outstanding.

     6. Vote to Change the Terms of or Issue Series D Convertible Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than sixty-six and two-thirds percent (66?%) of the then outstanding shares of Series D Convertible Preferred Stock shall be required for (i) any change to the Corporation's Articles of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series D Convertible Preferred Stock, or
(ii) any issuance of additional shares of Series D Convertible
Preferred Stock.

     IN WITNESS WHEREOF, Anthony J. Consi, Chief Executive Officer of the Corporation, under penalties of perjury, does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has signed this Certificate of Designations as of this ____ day of April, 2004.


                                 BUY IT CHEAP.COM, INC.


                                 By:____________________________

                                    Anthony J. Consi
                                     Chief Executive Officer




                                EXHIBIT C

                         SHARE LOCK-UP AGREEMENT

Dated:  April ___, 2004

Buy It Cheap.com, Inc.
c/o Autobar
1800 Bloomsbury Avenue
Ocean, NJ 07712

Re:  Share Lock-Up Agreement

Dear Sirs:

     The undersigned holder of _________ shares (the "Shares") of $.001 par value per share common stock of Buy It Cheap.com, Inc., a Delaware Corporation (the "Company"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, covenants and agrees as follows:

1.   For 90 days from the date hereof, I will not

     a. pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of the Shares, or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by me or with respect to which the undersigned has or hereafter acquires the power of disposition, or

     b. enter into any swap or any other agreement or any transaction that transfers the Shares, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap or transaction is to be settled by delivery of the Shares or other securities, in cash or otherwise.

2. In order to secure the undertakings made herein, I am delivering the certificate for the Shares to Robert Brantl, Esq., counsel for the Company, to hold for the duration of this agreement. At the conclusion of the 90 days, Mr. Brantl is to return the certificate to me. My instructions to Mr. Brantl herein are irrevocable, being made for the benefit of the Company.



Sign:___________________________

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